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                                                                EXHIBIT 10.68

                            DATED 20th February 2002


                          SLOUGH TRADING ESTATE LIMITED

                                     - and -

                       CUBIST PHARMACEUTICALS (UK) LIMITED

                                       and

                           CUBIST PHARMACEUTICALS INC.

                            ------------------------

                               AGREEMENT FOR LEASE

                                 - relating to -
                       Building 595 (Postal [ ]) Bath Road
                         Trading Estate Slough Berkshire

                            ------------------------


                                NABARRO NATHANSON
                                  The Anchorage
                                34 Bridge Street
                                 Reading RG1 2LU

                             Ref: JD/TNP/S2884/00717

                               Tel: 0118 950 4700
                                Fax: 01753 512768

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AN AGREEMENT made the 20th day of February the year Two thousand and two BETWEEN

(1) SLOUGH TRADING ESTATE LIMITED (Company Registration Number 1184323) whose registered office is at 234 Bath Road Slough Berkshire SL1 4EE ("the Landlord")

(2) CUBIST PHARMACEUTICALS (UK) LIMITED (Company Registration Number 3699468) whose registered office is at 545 Ipswich Road Slough Berkshire SL1 4EQ ("the Tenant")

(3) CUBIST PHARMACEUTICALS INC. whose registered office is at 24 Emily Street Cambridge Massachusetts 02139 United States of America ("the Surety")

WHEREBY IT IS AGREED as follows:-

1.   DEFINITIONS AND INTERPRETATION

     "APPROVALS"

               means all approvals consents licences permissions certificates and statutory agreements (including Planning Permission and Building Regulations Consents) and licences of any local or other competent authority or person which may from time to time be necessary to enable the Landlord lawfully to commence and to carry out and complete the Works

     "THE ARCHITECT"

               means an experienced architect of at least 5 years experience and practice appointed by the Landlord to act in the capacity of the Architect

     "BUILDING DOCUMENTS"

               means the specification and drawings for the Works as specified in Schedule A hereto and being in the form of Annexure 1

     "CERTIFICATE DATE"

               has the meaning specified in paragraph 5.3 of Schedule B

     "CODE OF MEASURING PRACTICE"

               means The Royal Institution of Chartered Surveyors ISVA Code of Measuring Practice (Fifth Edition) pursuant to clause 11 hereof

     "THE COMPLETION DATE"

               means the tenth working day following the Certificate Date

     "DEED OF WARRANTY"

               means a warranty in the form of Annexure 2 to be granted to the Tenant having regard to the provisions of clause 10

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     "EXISTING PREMISES"

               means Building 545, 545A and 546 Ipswich Road Trading Estate Slough Berkshire

     "THE INSURED RISKS"

               has the same meaning as defined in clause 1 of the Lease

     "THE LANDLORD'S SOLICITORS"

               means Nabarro Nathanson of The Anchorage 34 Bridge Street Reading RG1 2LU (ref: JD/TNP/S2884/717)

     "THE LEASE"

               means the Lease of the Premises for a term of fifteen years and six months commencing on the Certificate Date at the Rent and Other Rent payable from the Rent Commencement Date such lease to be in the form of Annexure 3

     "LICENCE TO ALTER"

               means the Licence to Alter authorising the Tenant to carry out the works as therein referred to following the Certificate Date such Licence to be in the form of Annexure 4

     "LONG STOP DATE"

               means the date being 18 months from the date of this Agreement

     "NEW LEASE"

               means the Lease to be granted on the date of this Agreement in respect of the Existing Premises such Lease to be in the form of Annexure 5

     "NET INTERNAL AREA"

               shall have the same meaning as in the Code of Measuring Practice

     "OTHER RENT"

               means all sums payable by the Tenant to the Landlord under the Lease other than the Rent

     "PAYMENT"

               means the sum of L724,059.77 plus VAT payable by the Landlord to the Tenant as a contribution towards the Tenants Works

     "PLAN"

               means the plan annexed to this Agreement in the form of Annexure 6

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     "PLANNING PERMISSION"

               means full detailed planning consent obtained by the Landlord for the carrying out of the Works

     "PREMISES"

               means the land and building known as Building 595 (Postal [    ])
               Trading Estate Slough Berkshire as the same are more particularly described in the Lease)

     "PROJECT MANAGER"

               means the project manager who shall manage the Works and who shall be an employee of the Landlord

     "RECEPTION AREA"

               means that part of the ground floor of the Premises shown coloured blue on the Plan

     "THE RENT"

               means the yearly rent determined pursuant to clause 11

     "THE RENT COMMENCEMENT DATE"

               means the tenth month after the Certificate Date in respect of the Rent and the Certificate Date for the Other Rent

     "THE REPRESENTATIVE"

               means the person or persons appointed from time to time by the Tenant to be its representative for the purposes of this Agreement and whose identity shall have been notified in writing to the Landlord

     "THE SIDE LETTER"

               means the letter in the form of Annexure 8

     "THE TENANT'S SOLICITORS"

               means Osborne Clarke OWA Hillgate House 26 Old Bailey London EC2M 7HW (Ref: JALZ/0793449/)

     "TENANT'S VARIATION FORM"

               means the form in the form of Annexure 9 to be completed by the parties in the event of the Tenant requiring a Variation (as defined in paragraph 3 to the Schedule)

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     "THE TENANT'S WORKS"

               means the schedule of fitting out works referred to in the Licence to Alter

     "WORKS"

               means the works which are to be carried out at the Premises by the Landlord and which are briefly described in the Building Documents and which are to be carried out pursuant to and in accordance with the provisions of Schedule B

1.1 The clause headings in this Agreement (except for the definitions) are for ease of reference and are not to be used for the purposes of construing this agreement.

1.2 References in this Agreement to clause numbers or schedules or paragraphs in schedules mean the clauses of or schedules to or paragraphs in schedules to this agreement.

1.3 Obligations undertaken by more than one person are joint and several obligations.

1.4 Words importing persons include firms, companies and corporations and vice versa.

1.5 Words importing one gender will be construed as importing any other gender.

1.6 Words importing the singular will be construed as importing the plural and vice versa.

1.7 Unless otherwise specified, a reference to legislation is to that legislation as consolidated, amended or re-enacted from time to time and includes all orders, regulations, consents, licences and bye-laws made or granted under such legislation and references to legislation generally are to all legislation (local, national and supra-national) having effect in relation to the Premises.

1.8 Where any act is prohibited any relevant party will use all reasonable endeavours to prevent that act to being done.

1.9 Where any party agrees to do something it will be deemed to fulfil that obligation if it procures that it is done.

1.10 Where any notice, consent, approval, permission or certificate is required to be given by any party to this Agreement such notice, consent, approval, permission or certificate must be in writing and will not constitute a valid notice, consent, approval, permission or certificate for the purpose of this agreement unless it is in writing.

1.11 References in this agreement to the Standard Conditions are to the Standard Commercial Property Conditions (First Edition).

2.   WORKS AND PAYMENT FOR TENANT'S WORKS

2.1 The Landlord shall carry out the Works in accordance with the Planning Permission and as specified in Schedule B

2.2 The Landlord shall pay to the Tenant the Payment in 6 equal monthly instalments subject to the Tenant having carried out such works to the relevant value based on monthly

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          calculations of the value of the Tenant's Works and materials delivered to the Premises notified by the Tenant to the Project Manager for approval who shall act reasonably and expeditiously in approving such calculations and all such instalments are to be paid within 14 days of approval (subject to the Tenant providing to the Landlord a VAT invoice if VAT is payable) and further if after payment by the Landlord to the Tenant of the fifth monthly payment any of the Payment remains to be paid to the Tenant such monies shall be included in the sixth monthly payment made by the Landlord to the Tenant

3.   GRANT OF THE NEW LEASE AND LEASE

3.1 Upon the date hereof the Landlord shall grant unto the Tenant and the Tenant shall accept the New Lease

3.2 Upon the Completion Date the Landlord shall grant the Lease and the Tenant shall accept the said Lease

3.3 The New Lease and the Licence to Alter and Counterparts thereof shall be prepared by the Landlord's Solicitors and shall be executed respectively by the Landlord and the Tenant and where applicable the Surety

3.4 The Licence to Alter shall be completed upon the Completion Date or if later such reasonable later date as shall be reasonably required by the Landlord in the event that the Tenant has not supplied the Landlord with full details of its works in this respect to enable the Landlord to finalise the details of the works to be referred to in the Licence to Alter

3.5 Completion shall take place at the offices of the Landlord's Solicitors or at such other place as they shall reasonably require

3.6 The Landlord shall on the Completion Date hand to the Tenant the executed Side Letter and the Tenant shall acknowledge receipt by signing and returning a duplicate copy thereof

4.   RESTRICTIONS

4.1 "Restrictions" means all matters affecting the Premises or its use registered or capable of registration as local land charges and all notices charges orders resolutions demands proposals requirements regulations restrictions agreements directions or other matters affecting the Premises or its use or affecting the Works served or made by any local or other competent authority or otherwise arising under any statute or any regulation or order made under any statute

4.2 The Premises shall be demised subject to all (if any) Restrictions affecting the Premises (whether in existence at the date of this Agreement or arising at any later date)

4.3 No representation is made or warranty given by the Landlord as to whether any restrictions exist or as to the permitted use of the Premises for planning purposes

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5.   REPRESENTATIONS

5.1 Save as provided in paragraph 5.2 hereof no agent adviser or other person acting for the Landlord has at any time prior to the making of this Agreement been authorised by the Landlord to make to the Tenant or to any agent adviser or other person acting for the Tenant any representation whatever (whether written oral or implied) in relation to the Premises or to any matter contained or referred to in this Agreement

5.2 Any statement made in writing by the Landlord's Solicitors to the Tenant's Solicitors prior to the making of this Agreement in reply to an inquiry made in writing by the Tenant's Solicitors was made with the authority and approval of the Landlord

6.   NON-ASSIGNMENT

6.1 Subject to Clause 6.2 below the Tenant shall not assign underlet charge or otherwise deal in any way with the benefit of this Agreement in whole or in part and the Landlord shall not be obliged to grant the Lease to any person other than the Tenant

6.2 The benefits of or arising from Schedule B of this Agreement may be assigned three times without the Landlord's consent. No further assignment will be permitted thereafter without the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed provided that no assignments shall be permitted following the twelfth anniversary of the date of this Agreement

7.   NOTICES

7.1       In this clause

7.1.1 "the Landlord's Address" means the address of the Landlord shown on the first page of this Agreement or such other address as the Landlord may from time to time notify to the Tenant in writing as being its address for service for the purposes of this Agreement

7.1.2 "the Tenant's Address" means the address of the Tenant shown on the first page of this Agreement or such other address as the Tenant may from time to time notify to the Landlord in writing as being its address for service for the purpose of this Agreement

7.1.3 "the Surety's Address" means the address of the Surety shown on the first page of this Agreement or such other address as the Surety may from time to time notify to the Landlord in writing as being its address for service for the purpose of this Agreement

7.2 Any notice or other communication given or made in accordance with this Agreement shall be in writing and given in accordance with
          Section 196 of the Law of Property Act 1925 (as amended) and shall be forwarded as applicable to the Landlord's Address or the Tenant's Address or the Surety's Address

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8.   EXECUTORY AGREEMENT

8.1 This Agreement is an executory agreement only and shall not operate or be deemed to operate as a demise of the Premises

8.2 The Tenant shall not be entitled to occupation or possession of the Premises until the Certificate Date but if it does take occupation or possession of the Premises or any part thereof prior to such date the Tenant shall observe and perform all the covenants and conditions contained the Lease as if the same had been granted

8.3 The Tenant shall be entitled to occupation and possession of the Premises on the Certificate Date and shall observe and perform the covenants and conditions contained in the Lease as if the same had been granted

9.   NON-MERGER ETC

     All the provisions of this Agreement shall (to the extent that they remain to be observed and performed) continue in full force and effect notwithstanding completion of the Lease

10.  DEFECTS AND WARRANTIES

10.1 The Landlord hereby agrees to make good as soon as reasonably practicable and at its own expense any defects that arise in the Premises within 12 months of the Certificate Date (and are notified by the Tenant to the Landlord during such period) which are due to faulty design workmanship materials or supervision of the Works and/or in breach of the provisions of Schedule B to the reasonable satisfaction of the Tenant and the Tenant shall have no liability under its repairing obligations in the Lease to remedy such faults and defects itself

10.2 The Landlord shall procure from any contractor architect or engineer (having a design input) and the environmental consultant on or before the Completion Date duly executed Deeds of Warranty substantially in the form of the Deed of Warranty but where the Landlord (but not a subsidiary company within the Slough Estates Group of Companies) acts in the capacity of any of the aforesaid no Deed of Warranty shall be supplied Provided always the Tenant shall not be entitled to delay the Completion Date on the grounds that one or more of the Deeds of Warranty are unavailable on such date

11.  AREA AND RENT

11.1 Fourteen days prior to the Certificate Date (as estimated at the relevant time by the Architect or as soon as the building part of the Premises are capable of measurement) the building part of the Premises shall be measured on site by the Landlord and the Tenant or the Tenant's Representative in accordance with the Code of Measuring Practice on the Landlord giving written notice to the Tenant that the building part of the Premises is to be inspected

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11.2      The Landlord and the Tenant or the Tenant's Representative shall measure the Net Internal Area of the said building by way of square feet (and square metres) and once the area has been ascertained the resultant figure applicable thereto

11.2.1 shall be inserted in the relevant part of the First Schedule to the Lease

11.2.2 multiplied by the sum of L30.00 per square foot (L322.927 per square metre) save that the Reception Area shall be multiplied by the sum of L15 per square foot (L161.463 per square metre) and such sums shall represent the initial Rent (until varied)

11.3 If the Landlord and the Representative are unable to agree the Net Internal Area the matter shall be forthwith referred for settlement by any party not in agreement to the Expert appointed in accordance with clause 15 hereof who shall be requested to forthwith inspect the Premises and to determine the Net Internal Area with all due expedition and the Expert shall notify his decision to the parties within 2 working days of such inspection.

11.4 If following measure of the building part of the Premises in accordance with Clause 11.1 the Net Internal Area of the Premises is

11.4.1 greater than 3% of 30,280 sq. ft (2,813) sq. metres the figure for the Net Internal Area of the building part of the Premises to be inserted in the First Schedule as referred to in Clause 11.2 and to be stated as an assumption in the Lease at Clause 7.1 shall be 30,280 sq. ft. 2,813 sq. metres plus 3% of that figure; or

11.4.2 less than 3% of 30,280 sq. ft 2,813 sq. metres the Tenant may but shall not be obliged to terminate this Agreement provided always that once the area has been notified to the Tenant with such area being less than 3% of 30,280 sq. ft 2,813 sq. metres it shall if it desires to determine this Agreement by giving notice to such effect within 5 working days failing which the Tenant shall be deemed to have accepted the said area

12.  ENTIRE UNDERSTANDING

12.1 This Agreement embodies the entire understanding of the parties and there are no other arrangements between the parties relating to the subject matter of this Agreement

12.2 No amendment or modification shall be valid or binding on any party unless

12.2.1         it is made in writing

12.2.2         refers expressly to this Agreement

12.2.3 it is signed by both parties concerned or its duly authorised representatives

13.  STANDARD CONDITIONS

     The Standard Conditions shall apply hereto in so far as the same are not inconsistent with the provisions hereof and are applicable to the grant of a lease references to Seller and Buyer will mean the Landlord and the Tenant respectively

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14.  SURETY

     The Surety agrees to be surety in accordance with the provisions on its behalf contained in the Lease and if at any time during the currency of this Agreement (including all matters that remain to be observed and performed notwithstanding completion hereof) the Tenant shall fail to perform and/or comply with any of the terms and conditions on its behalf contained the Surety shall perform observe and comply with such terms and conditions and shall in such circumstances at the request of the Landlord enter into the Lease as the tenant

15.  EXPERT DETERMINATION

15.1 Save as otherwise provided for in this Agreement any dispute or difference which shall arise between the parties as to the construction of this Agreement or as to the respective rights duties and obligations of the parties under or as to any other matter arising out of or connected with the subject matter of this Agreement shall if either the Landlord or the Tenant so requires at any time by notice served on the other ("the Notice") be referred to the decision of an expert ("the Expert")

15.2 The Expert shall be appointed by agreement between the Landlord and the Tenant or if within 5 working days after service of the Notice the Landlord and the Tenant have been unable to agree then on the application of either the Landlord or the Tenant by such one of the following as the Landlord and the Tenant shall agree to be appropriate having regard to the nature of the dispute or difference in question:

15.2.1         the President for the time being of the Law Society

15.2.2 the President for the time being of The Royal Institute of British Architects

15.2.3 the President for the time being of The Royal Institution of Chartered Surveyors or (in each such case) the duly appointed deputy of such President or any other person authorised by him to make appointments on this behalf

15.3 If within 10 working days after service of the Notice the Landlord and the Tenant have been unable to agree which of the persons referred to in paragraph 15.2 is appropriate to appoint the Expert then the Expert shall be appointed on the application of either the Landlord or the Tenant by the President for the time being of the Law Society or his duly appointed deputy or any other person authorised by him to make appointments on his behalf

15.4 The costs of the Expert shall be determined by the Expert but in the event of any failure to determine the same the costs shall be borne in equal shares by the parties

16.  THIRD PARTY RIGHTS

     Unless it is expressly stated that the Contracts (Rights of Third Parties) Act 1999 is to apply nothing in this Agreement will create rights in favour of any one other than the parties to this Agreement

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17.  LANDLORD PAY'S TENANTS COSTS

     The Landlord hereby undertakes within fourteen days of demand from the Tenant to pay the Tenant's legal costs in connection with negotiation and exchange of this Agreement for Lease in the event that the Landlord withdraws from the transaction as a consequence of a failure to agree terms with the party with whom the Landlord are negotiating on another part of the Trading Estate to a maximum of L4,000 exclusive of VAT

18.  LONG STOP

     If the Works have not been completed by the Long Stop Date either party may determine this Agreement by serving written notice on the other and on the service of such notice this agreement will determine without any further liability save for any antecedent claim or breach in respect of the provisions of this Agreement

19.  INDEMNITY RE S106 AGREEMENT

     The Landlord undertakes with the Tenant to comply with the obligations in a
     Section 106 Agreement dated 1st October 1999 relating inter alia to the Premises and to indemnify the Tenant in respect of any costs claims or damages incurred by the Tenant arising out of the failure by the Landlord to so comply

20.  ENGLISH LAW


     This deed shall be governed by and construed in all respects in accordance with English law and its parties submit themselves to its jurisdiction of the English Courts. Nothing contained in this deed shall limit the rights of any party to take proceedings against any other party in any other court of competent jurisdiction nor shall the taking of proceedings in one jurisdiction preclude its taking of proceedings in any other jurisdiction whether concurrently or not.

IN WITNESS whereof the parties have executed this document as a deed the day and year first before written

                                   SCHEDULE A

                               Building Documents

1. Specification annexed hereto dated 15th January 2002
2. Drawings numbered W6342/1002 Rev B
                     W6342/2000 Rev A    W6342/2006 Rev A
                     W6342/2001 Rev A    W6342/2007 Rev A
                     W6342/2002 Rev A    W6342/2008 Rev A
                     W6342/2003 Rev B    W6342/2009 Rev A
                     W6342/2004 Rev A    W6342/2010 Rev A
                     W6342/2005 Rev A    W6342/2011 Rev A annexed hereto

                                   SCHEDULE B

Provisions relating to the Works

1.   CARRYING OUT OF WORKS

1.1 Subject to obtaining all necessary Approvals the Landlord will and at its own expense diligently and with due expedition design and carry out and complete the Works using all

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          reasonable skill care and diligence in a good and workmanlike manner according to normal building practices generally accepted at the date of their execution and with good quality materials and in accordance with the Building Documents Approvals and all statutory requirements and the Works will on Completion satisfy all performance specifications and other requirements contained or referred to in the Building Documents

1.2 The Landlord shall indemnify the Tenant against all fees charges and other payments whatever which may at any time be payable to any local or other competent authority in respect of the carrying out of the Works and in respect of any non-compliance of the Approvals

1.3       The Works will be carried out and completed with all reasonable speed

1.4 The Works will be carried out in accordance with all relevant British Standards and Codes of Practice in force at the date the relevant item of work is carried out

1.5 Without prejudice to the generality of this clause the Landlord shall use all reasonable skill, care and diligence to see that the materials for use in the works are in accordance with the guidance contained in the publication "Good Practice in the selection of construction materials" and conform to all relevant British Standards and Codes of Practice now in force.

1.6 The copyright in all drawings, reports, models, specification, calculations and other material documents and information prepared by or on behalf of the Landlord in connection with the Works (together referred to in this paragraph as "the Documents") shall remain vested in the Landlord but, the Tenant shall have a irrevocable licence to copy and use the Documents and to reproduce the designs and content of them for any purpose related to the Premises including, but without limitation, the construction completion, maintenance, letting, promotion, advertisement, reinstatement, refurbishment and repair of the Premises. Such licence shall enable the Tenant to copy and use the Documents for the extension of the Premises but shall not include a licence to reproduce the design contained in them for any extension of the Premises. The Landlord shall not be liable for any such use by the Tenant or its appointee of any of the Documents for any purpose other than that for which the same were prepared by or on behalf of the Company.

1.7 The Landlord shall procure that any landscaping works if not completed on the date of Practical Completion are completed within 12 months of the date of Practical Completion.

1.8 The Landlord and the Tenant shall agree a schedule of minor omissions, imperfections, defects and other faults in the works the "Snagging List" and the Landlord shall use all reasonable endeavours to procure that all items listed in the Snagging List are made good or completed within a period of 28 days after the date of Practical Completion PROVIDED ALWAYS that if any of the items appearing on the Snagging List will cause delay in the Tenant commencing its works then the Landlord procures to carry out these items of Snagging as soon as reasonably practicable after the date of Practical Completion with the Tenant affording the Landlord its workmen servants or agents access to the Premises at all reasonable times to carry out the works applicable to the Snagging List.

1.9 The Tenant may defer the Works to be carried out under the Snagging List for such period of time as is reasonable to both parties (and provided the Landlord is not put to any

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          additional expense as a result of of such deferment) if the Works interfere with the Tenant's fitting out programme and will notify the Landlord as soon as reasonably practicable if its desire to defer the Works under the Snagging List

2.   REVIEW OF WORKS

2.1       The Representative:

2.1.1 may at reasonable times on giving reasonable prior written notice to the Project Manager enter upon the Premises in order to view the state and progress of the Works and make representations to the Landlord (who if it is reasonable to do so shall have due regard to the representations of the Representative) in respect thereof provided that not more than three representatives shall enter upon the Premises

2.1.2 shall have the right to attend monthly project meetings to discuss the progress of the Works and if the Representative does not attend any monthly meeting any minutes of such meeting are to be supplied to the Representative

2.1.3 shall not in the exercise of his rights under this paragraph interfere with the carrying out of the Works nor shall the Representative be entitled to enter upon the Premises unless accompanied by a representative of the Landlord

2.2 The Landlord shall provide the Representative with updated drawings and specifications as may be appropriate from time to time

3.   VARIATIONS TO WORKS

3.1 "Variation" means any amendment to or departure from the Building Documents and the details of the Works contained therein whether it be by way of alteration addition or omission

3.2 The Landlord shall be entitled at any time to make a Variation to the Works where necessary to comply with any lawful requirement of any local or competent authority or comply with building regulations or the like and the Landlord shall notify the Tenant of such Variation within 10 working days PROVIDED THAT such variations do not materially affect the proposed size design or configuration of the Premises or the materials to be used in the construction

3.3 In the event of the Tenant requiring a Variation it shall make such request in writing to the Landlord giving full written details thereof together with any relevant specifications and drawings together with such further information and documentation as reasonably required by the Landlord

3.4 Within fifteen working days of receipt of such request the Landlord shall advise the Tenant in writing as to whether or not the Variation is agreed (and the Landlord's consent to such Variation is not to be unreasonably withheld provided such Variation is reasonable) and if it is agreed shall supply details of the reasonable and proper costs including fees profit and overheads ("Costed Variation") for the Variation

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3.4.1          Within three working days of receipt of the Costed Variation the
               Tenant shall advise the Landlord in writing as to whether or not the Costed Variation is agreed and following confirmation of agreement between the parties that the Costed Variation is agreed the Landlord shall implement the Variation at the relevant time in the timetable of the Works

3.4.2 The Tenant shall pay to the Landlord the agreed sum pursuant to the Costed Variation within fourteen days of completion of the Variation having been carried out to the Tenant's reasonable satisfaction such satisfaction not to be unreasonably withheld or delayed

3.4.3 If the Costed Variation is not agreed the Landlord shall not carry out the work applicable thereto

3.5 Notwithstanding the provisions of this paragraph 3 the Tenant shall not be entitled to request any Variation two months prior to the anticipated Completion Date PROVIDED the anticipated Completion Date has been notified to the Tenant in writing

3.6 In respect of this paragraph 3 where the Landlord agrees to a Variation the parties shall at all times comply with the provisions of the Tenant's Variation Form which shall at all times be completed prior to the carrying out of any Variation save and except in the event of paragraph 3.2 hereof when the provisions of this paragraph
          3.6 shall not apply

3.7 If a Variation is requested by the Tenant and put into effect by the Landlord and such Variation causes or is likely to cause a delay in completion of the Works then prior to the carrying out of the Variation by the Landlord the parties shall agree upon the Certificate Date upon which apart from the Variation the Works would otherwise have been completed and such date shall be deemed to be the Certificate Date

          PROVIDED THAT if a Variation as requested by the Tenant has caused a delay and a Certificate Date has been agreed but the Works are further delayed as a result of the Landlord's acts or omissions or in accordance with Clause 4 below then the Certificate Date shall be agreed as aforesaid plus such period of time as is equivalent to such delay attributable to the Landlord as aforesaid

4.   TIME FOR COMPLETION OF WORKS

4.1 The Landlord shall use all reasonable endeavours to complete the Works within 48 weeks of the date of commencement thereof PROVIDED THAT a reasonable extension of time shall be granted to the Landlord in the event of any delay due to:

4.1.1 force majeure adverse weather conditions civil commotion local combination of workmen strike or lockout affecting any of the trades engaged in the preparation manufacture or transportation of any goods or materials required for the Works

4.1.2 the exercise after the date of this Agreement by the United Kingdom Government of any statutory power which directly affects the execution of the Works by restricting the availability or use of labour which is essential to the proper carrying out of the Works or preventing the Landlord from or delaying the Landlord in securing such goods or materials or such fuel or energy as are essential to the proper carrying out of the Works the carrying out by a local authority or statutory undertaker of work in pursuance of its statutory obligations in relation to the Works or the failure to carry out such work

4.1.3          the destruction of or damage to the Works

4.1.4 non availability of any labour goods or materials required for any of the Works by reason of any circumstances beyond the control of the Landlord which were not reasonably foreseeable at the date of this Agreement

4.1.5 any other circumstances beyond the control of the Landlord which were not reasonably foreseeable at the date of this Agreement

4.2 Notwithstanding paragraph 4.1 the Landlord will within four weeks of the date hereof commence site enabling works

5.   PRACTICAL COMPLETION

5.1 "Certificate" means a certificate by the Architect acting independently to the effect that in the opinion of the Architect Practical Completion of the Works has been achieved

5.2 "Practical Completion" means that the Works are sufficiently complete to permit occupation by the Tenant for the purpose for which they were built having regard to the Building Documents and so that the Tenant can despite the fact that the Snagging List may not have been completed

               (a) obtain unobstructed vehicular and pedestrian access and egress to and from the Premises to and from the public highway over the Car Park (as defined in the Lease) and the roadways referred to in Clause 4.15 of the Lease and all estate roads within the Development and

               (b) use surface water and main drainage from the Premises and these services are to be in full working order and condition; and all builders rubbish and debris shall have been removed from the Premises (including from gutters and drainpipes)

5.3       "Certificate Date" means

               the date on which the Certificate of Practical Completion is issued in respect of the Works and the Works are free from all apparent defects and faults which would impede or obstruct the Tenant's ability to carry out works under the Licence for Alterations;

5.4 The Landlord agrees at its own expense as soon as practicable after the Certificate Date to complete all outstanding works

5.5 The Landlord shall procure that at least seven working days before the Architect proposes to issue the Certificate he shall notify the Tenant or the Tenant's Representative in writing of his proposal to issue the same and permit the Tenant or the Tenant's Representative to accompany the Architect on inspection of the Works and whilst the Tenant or the Tenant's Representative shall be entitled to make representations the Architect shall not be bound by them

5.6 In the event of any dispute arising in respect of the Certificate Date the matter shall be referred to expert determination pursuant to clause 15 of this Agreement

6.   CDM REGULATIONS

     The Landlord has agreed with the Tenant that it will act as the client for the purposes of the Construction (Design and Management) Regulations 1994 ("the CDM Regulations") in respect of the whole of the design and construction of the Works and that the Landlord will accordingly issue a declaration to that effect under Regulation 4 of the CDM Regulations as soon as reasonably practicable after the date of commencement of the Works and it shall send to the Tenant a copy of the acknowledgement of the relevant declaration promptly upon receipt from the Health and Safety Executive

7.   THE COMPLETION DATE

     On the Completion Date the Landlord will deliver to the Tenant:

          (a) the Health and Safety File referred to in Paragraph 12 of the CDM Regulations

          (b) or at the latest within one month of such date the Landlord will make available to the Tenant Deeds of Warranty or at the latest within one month of such date the Landlord will make available from the warrantors listed in Clause 10.2 to the Tenant all structural engineers and the mechanical and electrical engineers, (for their design input) and the environmental consultant

          (c) deliver two sets of completed detailed as-built plans drawings and specifications in respect of the Works and all operating manuals and test certificates in relation to all electrical and mechanical service installations

8.   INSURANCE

8.1 The Landlord will procure that until Practical Completion the Premises and the Works (which term for the avoidance of doubt shall not include any Tenant's Works) are insured against loss or damage by the Insured Risks in its full reinstatement value.

8.2 After Practical Completion the Landlord will insure the Premises in accordance with the obligations on the part of the Landlord relating to the insurance contained in the Lease and Clause 3.11.2 of the Licence to Alter

8.3 As often as the Premises and/or the Works are damaged or destroyed by an insured risk the Landlord will (subject to obtaining all necessary planning consents) reinstate such damage or destruction as soon as reasonably practicable save as provided for in Clause 8.2 above

8.4 The Tenant shall effect its own insurances in respect any Tenant's Works and any Variation to its Works save as provided for in Clause
          8.2 above

EXECUTED as a DEED                         )
(but not delivered until the date hereof   )
by SLOUGH TRADING ESTATE                   )
LIMITED                                    )


               /s/ [ILLEGIBLE]             Director


               /s/ [ILLEGIBLE]             Secretary

EXECUTED as a DEED                         )
(but not delivered until the date hereof   )
by CUBIST PHARMACEUTICALS                  )
(UK) LIMITED                               )


                                           Director


                                           Secretary


EXECUTED as a DEED                         )
(but not delivered until the date hereof   )
by CUBIST PHARMACEUTICALS INC              )


                                           Director


                                           Secretary

                            LANDLORD'S SPECIFICATION


                                 OFFICE FACILITY
                                       FOR
                             CUBIST PHARMACEUTICALS


                          250 BATH ROAD, SLOUGH : W6342


                                15TH JANUARY 2002


[SLOUGH ESTATES LOGO]

1.00      GENERAL DESCRIPTION

1.01 The works comprises a three storey office building together with associated drainage and external works.

1.02 This specification refers to and must be read in conjunction with the project drawing nos.
          W6342/  1002 Rev B      2006 Rev A
                  2000 Rev A      2007 Rev A
                  2001 Rev A      2008 Rev A
                  2002 Rev A      2009 Rev A
                  2003 Rev B      2010 Rev A
                  2004 Rev A      2011 Rev A
                  2005 Rev A

1.03      KEY DIMENSIONS:-

          Approximate floor area m (POWER OF 2):-

                                                    GEA                       NIA
                                                    ---                       ---
               Ground Floor                  1,194 m (POWER OF 2)       892 m (POWER OF 2)
               Ground Floor Atrium                                      109 m (POWER OF 2)
               First Floor                   1,091 m (POWER OF 2)       906 m (POWER OF 2)
               Second Floor                  1,091 m (POWER OF 2)       906 m (POWER OF 2)

                                   TOTAL     3,376 m (POWER OF 2)     2,813 m (POWER OF 2)
                                             ===================     ==================

          NOTE: NIA area includes whole of ground floor atrium. Excludes 6m
                (POWER OF 2) per floor for goods lift.

          Roof Plant Room Area (approx)                 -  270 m (POWER OF 2)
          Nett to gross                                 -  83.3% (excluding roof plant areas)
          Floor to underside of services/ceiling zone   -  2900 mm
          Raised Floor Zone                             -  250 mm (overall)
          Ceiling Service Zone including steel (approx) -  800 mm
          Ceiling Service Zone Excluding Steel (approx) -  410 mm (minimum)

          Car Parking : 113 spaces (1 space per 29 sqm GEA).

1.04      GENERAL

          Design, materials and workmanship will comply generally where possible with all current British Standards, Codes of Practice and Building Regulations including the new Part L changes, the mandatory requirements of other Local and Statutory Authorities and the published recommendations of the CIBSE and the IEE Regulations current at the time of this document. The Breeam rating target will be 'very good'.

          The use of a name of a firm or proprietary article in this Specification to be read only as an indication of the class or quality of material or workmanship proposed.

          Fire protection, Fire Officer and Building Regulation requirements are based upon open plan areas to all office accommodation all as shown on the accompanying scheme drawings. The appropriate requirements are based on those required at the time of construction.

2.00      SUB-STRUCTURE

2.01 The reinforced concrete ground floor slab to the office areas is designed to carry a uniformly distributed load of 15 KN per m (POWER OF 2) skip float finished with proprietary dust sealer to receive a raised access floor. The concrete floor slab will be laid over a 1200g polythene dpm laid over blinded well compacted crushed concrete sub-base. Foundations to be pad / piled type to Structural Engineers design.

3.00      SUPER-STRUCTURE

3.01      FRAME

          The frame of the building including the roof consists of structural steel, RIW protected as necessary, designed to support the following loadings:-

               Office upper floors areas are designed to 3.0KN per m (POWER OF
               2) plus l.0KN per m (POWER OF 2) for partitions finished with grouted joints and proprietary dust sealer to receive a raised access floor. (Including suspended service loading of 0.25KN per m (POWER OF 2)).

               Roof plant areas are designed for 7.5KN per m (POWER OF 2). (Including suspended service loading of 0.25KN per m (POWER OF
               2)).

          All steel columns and beams supporting floors will be fire protected with intumescent paint fair faced to exposed finished areas.

          The roof canopy is constructed of cantilevered structural steelwork, with an aluminium faced panelling system to the soffit.

3.02      ROOF

          The main roof and canopy overhang consists of twin skin insulated metal roofing of:

               keybemo (or similar) embossed aluminium, raised seam outer sheeting, rockwool insulation to meet the latest (March 2002) 'U' value requirements on pyroc board (or similar) acoustic board, coated galvanised steel profiled internal liner with sealed joints forming vapour barrier on galvanised steel purlins all laid to a 2 DEG. fall.

          Rainwater sump box outlets will be swan necked into UPVC and galvanised steel rainwater pipes discharging to ground drainage system through core areas and external wall voids complete with rodding access.

          Suitable safety systems are provided to roof areas. Protecta Ariana Mansafe System or similar.

          Plant deck roof will be formed using high performance 2mm thick fleece backed sarna felt on dense polyfoam plus (or similar) insulation on insitu concrete holorib slab.

3.03      EXTERNAL WALLS

          3.03.1 General: North and South elevation - consists of Schuco FW50 (or similar) curtain walling framing containing glazed vision areas, and mill finish aluminium faced insulated spandrel panels covered with aluminium rain-screen feature panels with a natural anodised finish. East and West elevations consist of curtain walled glazed vision areas and reconstituted stone cladding panels, comprising of approximately 150mm thick reinforced panels with an acid etched reconstituted stone facing.

          3.03.2 Schuco (or similar) Curtain Walling: This consists of aluminium framing which is self draining, thermally broken and pressure equalised. All exposed aluminium has a natural anodised finish. Double glazed units to vision areas consist of clear glass outer pane, cavity and clear glass inner panel. (Glazing incorporates low level approx 750mm high fritting). The curtain walling to the main entrance area reception atrium space internally and externally consists of Schuco (or similar) structural glazing system double glazed with clear glass. All toughened glass heat soaked and with low "E" clear coating. External ground floor glazing to incorporate 1 no. pane of laminated glass.

          3.03.3 Aluminium Rain-Screen Cladding Panel: These have a natural anodised finish.

          3.03.4 Reconstituted Stone Panel: These are modular reinforced concrete cladding panel approx 150mm thick with an acid etched finish, integral insulation and stainless steel fixings. The internal lining will consist of studwork or concrete block walling.

          3.03.5 Plant Areas: Screening consists of a ppc aluminium louvre system on steel posts finished enamel painted to match louvres. The louvres will give 50% air passage.

3.04      EXTERNAL SOLAR SHADING

          Solar shading to the building is formed at high level with the cantilevered roof overhang.

3.05      STAIRCASES

          The main atrium feature staircase will be in enamel paint coated steelwork with steel treads. Balustrading will be coated steel balusters with polished stainless steel mid rails or toughened glass panels and polished tubular stainless steel handrail.

          Secondary staircase is of precast concrete construction.

3.06      EXTERNAL DOORS

          The main entrance door is a Boon Edam 'Crystal' revolving door housed in a glazed drum and canopy housed in stainless steel framework complete with 10mm thick rubber matting.

          Front entrance pass doors and secondary entrance and escape doors are double glazed with anodised / PPC aluminium framework to match curtain walling complete with security locking devices and wiring for access control / intruder alarm systems.

          A commercial sized letterbox is provided to the front entrance glazed screen area.

3.07      INTERNAL WALLS AND PARTITIONS

          Internal partition walls to staircases, toilets and plant duct areas are of blockwork or studwork construction.

          Internal glazed doors and screens will consist of aluminium framed full height clear glazed complete with p.s.s. ironmongery.

3.08      INTERNAL DOORS

          All internal doors consist of maple (or similar) veneered solid core flush doors, fire resisting where required. Narrow vertical vision panels are also provided where necessary glazed with float glass or pyran where fire resistance is required. Door frames and joinery will be solid maple hardwood with satin polyurethane finish.

          Ironmongery is good quality polished stainless steel 'Elite' or similar including pushplates, kickplates etc.

          Riser cupboard doors and frames will be painted softwood solid core flush with dry lined walls and painted matt gloss to match (door sets will be fire resisting if necessary).

4.00      FINISHES

4.01      WALL FINISHES

          Reception, circulation and secondary staircase areas have a plasterboard and skim dry lining with emulsion paint finish. Circular steel columns have a matt gloss paint finish (intumescent paint finish where fire protection is required).

          Feature wall to ground floor reception desk back drop area will be finished with acid etched or ceramic coated frameless glass walling with silicone joints.

          Toilet areas have full height ceramic tiling (L60/m (POWER OF 2) supplied & fixed) on a plasterboard background and laminate panelling.

4.02      FLOOR FINISHES

          Toilet areas and showers have a ceramic tile finish (Architectural Ceramics or similar) with matching skirtings. (L 50/m (POWER OF 2) supplied and laid).

          The floor to the reception/atrium area is finished with reconstituted marble tiles (by Architectural Ceramics or similar L120 supplied and laid) with honed finish, recessed gradus entrance matting (or similar) adjacent to doors.

4.03      CEILING FINISHES

          The reception/atrium area and core lobbies have a plasterboard finish including bulkheads with emulsion paint finish.

5.00      FITTINGS

          The sanitary accommodation has been designed in accordance with the BCO Design Guide based on 1 no. person per 14m (POWER OF 2) nett area (60 / 60% male / female occupancy) and includes the disabled accommodation with distress alarm facilities.

          Melamine faced vanity units with post formed edges, full height melamine faced and lipped toilet cubicles, ductwork panelling and mirrors, to be provided in the toilets including hinged access panels where necessary.

          Showers will be complete with glazed cubicles and hardwood slatted seating.

          Sanitary fittings will be Twyford (or similar) white glazed vitreous china complete with Grohe (or similar) monoblock taps and conex (or similar) plug wastes.
          Other fittings, ie, coat hooks, toilet roll holders, hand dryer and shaver, socket spurs will be provided to toilet areas.

6.00      MECHANICAL SERVICES

6.01      DESIGN CRITERIA

          The design is based on the following design criteria.

          i)        Internal Conditions

                    Location     Winter                           Summer
                    --------     ------                           ------
                    Office       22 DEG.C +/- 2 DEG.C             22 DEG.C +/- 2 DEG.C
                    Atrium       22 DEG.C +/- 2 DEG.C at 1200mm   22 DEG.C +/- 2 DEG.C at 1200mm
                                                      above FFL                        above FFL

          ii)       External Conditions

                    Winter   -     -3 DEG.C Saturated
                    Summer   -     +28 DEG.C db, +20 DEG.C wb

                    NOTE: When the external ambient temperature rises above 28 DEG.C the internal temperature will be allowed to drift.

          iii)      Ventilation Rates

                    Location            Ventilation
                    --------            -----------
                    Office fresh air    11tr / s / m (POWER OF 2) filtered to EU5 standard
                    Toilets             10 air changes/hour extract

          iv)       Noise Levels

                    Location                     Noise Level
                    --------                     -----------
                    Office (open plan)           NR38
                    Entrance halls and toilets   NR40

          v)        Internal loads

                    Occupancy                1 person per 8m (POWER OF 2) local;
                                             1 person per 12m (POWER OF 2) main
                                             plant sizing. Atrium minimal.
                    Small power              25W/m (POWER OF 2) local; 15 W/m
                                             (POWER OF 2) main plant sizing
                    Heat gain from lighting  12Wm (POWER OF 2)

6.02      HEATING, COOLING AND VENTILATION

          6.02.1    GENERAL OFFICE AREAS

                    Low temperature hot water will be supplied to the fan coil units from gas-fired boilers and a dual head low temperature hot water pump.

                    Chilled water is supplied to fan coil units from packaged air cooled liquid chiller(s) located on the roof.

          6.02.2    FRESH AIR

                    Tempered fresh air is provided to the office areas by an air handling unit located in the roof plant room.

                    Constant temperature low temperature hot water is circulated to the air handling units from the boilers via a pump set.

          6.02.3    RECEPTION/ATRIUM

                    An air handling unit at roof level supplies heated/cooled air via insulated ductwork to linear diffusers at first floor level to ventilate the reception / atrium space. Extract air is drawn from the reception/atrium ceiling void back to the AHU.

                    Trench heaters underneath the atrium facade glazing provide heating to counteract down draughts.

          6.02.4    CENTRAL CHILLER PLANT

                    The central chiller plant comprises packaged air-cooled chiller located on the roof. A twin head pump distributes the chilled water through the chiller. The chiller uses HFC refrigerants.

                    The pump circulates chilled water to the atrium air handling unit and local fan coil units via insulated and vapour sealed metal pipework. Pipework is installed in prefabricated modules.

          6.02.5    CENTRAL BOILER PLANT

                    The central boiler plant comprises cast iron boilers.

                    A twin head duty/standby pump set circulates low temperature hot water from the boilers to air handling plant and fan coil units via insulated metal pipework.

                    The boilers and pumps will be located in a rooftop packaged plantroom.

          6.02.6    HUMIDITY CONTROL

                    Space is designated within the fresh air supply air handling unit for humidification lances to be installed by the tenant if required.

          6.02.7    TOILETS

                    Each toilet block is provided with a dedicated twin fan extract ventilation system. The supply air to the toilets is taken from the office space via ceiling void mounted transfer ducts or door grilles.

          6.02.8    STAIRS AND CORE AREAS

                    The secondary stair and toilets will be heated with electric convector wall mounted heater.

          6.02.9    BMS/CONTROLS

                    A BMS system monitors and controls the Mechanical Engineering Systems.

                    The system comprises a number of outstations and intelligent FCU controllers, which will be connected via a LAN to a central outstation with LCD display located in the main plantroom.

                    The BMS has the capability to provide the following:-

                    a)  Dedicated control of each item of plant

                    b)  Timed on/off switching

                    c)  Optimum start control

                    d)  PID valve control

                    e)  High/Low level alarms

                    f)  Trip alarms

                    g)  Status conditions

          6.02.10   FIREMAN'S SWITCH PANEL

                    A fireman's switch panel will be provided for remote operation of mechanical plant.

7.00      ELECTRICAL SERVICES

7.01      DESIGN CRITERIA

          The design is based on the following design criteria:-

          i)   Preliminary Element Loads for Electrical Load Analysis

               Lighting   12W/m (POWER OF 2)
               Power      25W/m (POWER OF 2) local, 15W/m (POWER OF 2)
                          diversified

          ii)  Lighting Levels

               Area              Standard maintained         Limited glare index
                                 illuminance (lux)
               General Offices   350 - 400 at Desk Level             19
               Toilets                   200                          -
               Stairs                    200                          -
               Plant rooms               100                          -

               Uniformity ratio of 0.8 over the defined task area in office areas.

          iii) Emergency Lighting

               The emergency lighting system is designed and installed to meet BS:5266 Part 1 1999 and BS EN 1838:2000.

               Proposed lighting levels:-

               Escape Routes             -    1.0 lux minimum
               Anti Panic "Open" areas   -    0.5 lux minimum

          iv)  Fire Alarms

               The fire alarm system is designed and installed to meet BS: 5839
               Part 1 1988 for protection of life category L2. The system is capable of upgrading to Category L1.

7.02      INCOMING SERVICES

          The incoming electrical supply is derived from Slough Heat & Power Limited distribution system at low voltage. The LV supply terminates within the main low voltage switchboard which serves the service riser, items of mechanical plant, external services and the main fire alarm panel.

7.03      GENERAL

          The main low voltage distribution switchboard consists of a cubicle panel conforming to Form 4 Type 2 and complying with the latest requirements of BS:5486 Part 1 with rear access.

          The main switchboard is housed within a dedicated external electrical switchroom. Space provision within the electrical switchroom is made for Tenant installation of suitable switchgear for a standby generator if required.

          XPLE/SWA/LSF cables emanate from the main LV switchboard via underground cable ducts to serve the building's electrical power requirements. Space provision for installation of additional cables for generator support and for check metering per floor plate is provided.

          A rising electrical service provides vertical LV distribution to Tenant's and Landlord's plant. Duct provision for an additional generator-support is provided for.

7.04      OFFICE AREA DISTRIBUTION

          A distribution board is provided to each floor plate for future small power fit-out by the Tenant. The distribution board also feeds a lighting busbar in the ceiling void, from which lighting control boxes and fan-coil units are fed. A sufficient number of spare ways (typically 25% minimum) is provided within each distribution board and the main switch board.

7.05      LIGHTING

          7.05.1    GENERAL

                    The lighting installation is designed and installed in accordance with the design parameters detailed in section 7.01, using low energy fluorescent and discharge lamps as applicable and low voltage downlighters in toilets.

          7.05.2    GENERAL OFFICE AREAS

                    Lighting control is simple on/off by multi gang switch plates at each core, via the lighting control system. The Tenant is able to subdivide the building into smaller lighting control zones and add local switch drops with minimal wastage and disruption.

          7.05.3    TOILETS

                    Feature lighting is provided to these areas - circulation recessed fluorescent downlighters or similar with PIR control.

          7.05.4    ATRIUM

                    Feature lighting is provided to these areas - metal halide downlighters or similar.

          7.05.5    EMERGENCY LIGHTING

                    The emergency lighting to reception, core, stair and plant room areas comprises self contained inverter / battery packs fitted within or adjacent to selected luminaires designed to give 3 hours of illumination in the event of power failure or an emergency situation.

          7.05.6    EXTERNAL LIGHTING

                    The external lighting is provided by column mounted luminaires with photocells and time clock control. Lighting levels will be 10 lux average, 5 lux minimum.

                    The main entrance area roof overhang will have soffit lighting.

                    The courtyard frontage landscaped area will have feature lighting.

7.06      SMALL POWER

          Switched socket outlets are provided on office, core walls and reception area for cleaners use. No office floor small power is provided.

7.07      FIRE ALARMS

          The fire alarm system consists of a fully addressable analogue fire alarm panel located at the main entrance. Manual break glass call points, fully automatic detectors and sounders are installed throughout in accordance with BS 5839 Part 1 Category L2, which can be upgraded to Category L1.

7.08      SECURITY

          Wiring will be installed to all external doors for tenants access control and intruder alarm fit-out requirements.

          Builders work will be installed to reception area for intruder alarm system.

          Ducts are installed to allow the tenant to install CCTV coverage to the exterior, parking and common areas including automatic barriers.

7.09      LIGHTNING PROTECTION

          A lightning protection system is provided comprising horizontal tapes, down conductors via steel frame with test clamps and earth terminations in concrete or PVC chambers. All roof mounted plant and fixed metallic abutments are bonded to the system.

8.00      DOMESTIC WATER AND PLUMBING SERVICES

8.01      COLD WATER SERVICE

          Cold water supplies are provided to all sanitary appliances, hot water heaters and connections to any mechanical services plant. No storage facility is provided.

          Wash down points are provided at roof and ground levels. Water storage or distribution pipework for tenant's fit-out installations is by the tenant.

8.02      HOT WATER SERVICE

          Hot water provision is via a central gas fired storage heater located within the rooftop plant room with circulation via a pump and pipework to individual taps and showers.

8.03      SANITARY DRAIN AND VENT SYSTEM

          A complete system of sanitary drains and vent piping is connected to all plumbing fixtures, mechanical equipment and floor drains. The system discharges by gravity to the public sewer.

          All sanitaryware is white. Showers are also provided as shown on the drawings.

9.00      LIFTS

9.01      PASSENGER LIFT

          The building has 2 no. 10 person 800kg Kone monospace passenger lifts, Regulations Part M and EN81 compliant, operation speed 1.0m/sec within the central core area. Lift car finishes will consist of carpet flooring to match circulation area, metallic silver steel finish or veneered panelling to walls, full height mirror, stainless steel control consul and white metal ceiling with flush lighting.

9.02      GOODS LIFT

          A 13 no. person 1000 kg Kone Monospace goods lift will be provided to a notional position within the open plan floor area serving ground to second floor.

          Lift car finishes will consist of rubber or vinyl flooring, complete with stainless steel control consul and white steel ceiling.

10.00     EXTERNAL WORKS

10.01     GENERALLY

          Car parking spaces to the Bath Road frontage will be finished in concrete block paving. The car park areas will be finished in bituminous macadam.

          An insitu concrete frame deck car park is provided to the rear with stone mastic asphalt surfacing and reconstituted stone cladding, silver kassette panel cladding or good quality insitu concrete finish with galvanised steel or Armco barrier protection within. Lighting will be provided with column mounted luminaires to top level providing average 20 lux and vapour proof fluorescent batten fittings to lower level providing average 50 lux.

          Vertical pedestrian access will be serviced by 2 no. galvanised steel spiral stairs with non-slip galvanised durbar treads. Vehicle access to the upper level will be serviced by a reinforced concrete ramp at approximately 1 in 7 slope with mastic asphalt surface. Clear height to underside of deck car park will be approximately 2300mm. Cycle parking will be located under the deck parking complete with galvanised steel bike hoops for approximately 60 cycles (total).

          The access roads to the Bath Road frontage will be finished in block paving. Access road to the rear car park area will be finished in bituminous macadam capable of accepting refuse lorry loading.

          The paths around the building will be paved with Marshalls mistral block paving (or similar). Feature stone or similar paving will be laid around front courtyard landscaped piazza.

10.02     DRAINAGE

          Foul drainage is taken to the existing foul sewer system. Surface water drainage is taken to existing surface water system and or soakaways with petrol interceptors to car park areas as required.

10.03     SOFT LANDSCAPING

          Soft Landscaping is provided to complement the development to the approval of the local authority.

          Watering points will be installed for all landscape maintenance.

10.04     UTILITY BUILDINGS ETC.

          An electrical switch room, gas meter room and refuse storage facility are provided within the site curtilage. The electrical switch room, gas meter room and refuse store will be built with brick, concrete block or stone cladding panels. Concrete bases with associated builders work and flat roofing construction will be provided as necessary. A designated area and duct provision will be made for possible tenants generator and or compactor requirements including underground ducts into building adjacent to switch room.

10.05     SIGNAGE

          A suitable free standing sign will be provided to the plot frontage.

          Frameless glass building signage will be provided over main entrance.

10.06     FENCING/BARRIERS

          The rear car park boundaries will be secured with 1.5m high coated galvanised steel centinal fencing.

          Automatic barriers and access control will be installed to car park access.

11.00     INCOMING SERVICES

11.01     The following incoming services are provided:-

          Gas: A metered gas supply to meet the requirements of this document is provided. The meter is located in the external utility building.

          Water: A metered mains water supply is provided by Slough Heat & Power.

          Electricity:         A 500 KVA electricity supply is provided.

          Telecommunications:  6 no. non-dedicated UPVC ducts are provided from a common chamber at the edge of the development and terminated within the building to provide access for telephone and data lines and giving resilient routes.

12.00     CLEANING AND MAINTENANCE

          All external glazing is designed to be cleaned by mobile access plant.

          Reception / atrium glazing to be cleaned with small mobile access plant or pole equipment.

13.00     CATEGORY A CONTRIBUTION ITEMS

13.01     FLOOR FINISHES

          Office areas have a PSA medium grade steel encapsulated raised access floor with 600 x 600mm panels. Carpet tiles pc sum L25 per m(2) supplied and laid will be provided.

          Stairs to be finished with carpet to match office areas and gradus non-slip nosings.

          Skirtings to general office and circulation areas will be in solid maple hardwood with satin varnish coating.

13.02     WALL FINISHES

          Office areas will have plaster board and skim dry lining with emulsion paint finish.

13.03     CEILING FINISHES

          Office and amenity areas have a proprietary suspended ceiling system with white Rockfon Plano fibre glass (or similar) tegular tiles to a 600 x 600mm module in an exposed microlook grid. A plaster board margin with taped and filled joints emulsion painted will be provided for window blind fixing.

          Rockwool or similar cavity barriers will be provided within ceiling voids at 20m centres.

13.04     HEATING, COOLING AND VENTILATION - GENERAL OFFICE AREAS

          The heating and cooling to the general office areas is provided by chassis type ceiling void mounted fan coil units. The fan coil units supply heated/cooled air into the office space via a ducted system through ceiling mounted 600 x 600mm diffusers.

13.05     HEATING, COOLING AND VENTILATION - FRESH AIR

          The tempered air is ducted to terminate adjacent to each fan coil unit air intake via uninsulated ductwork.

          Vitiated air will pass from high level in the office through the ceiling void and extract ductwork to the roof plant room where it will be extracted to atmosphere.

13.06     HEATING, COOLING AND VENTILATION - CENTRAL CHILLER PLANT

          The pump circulates chilled water to the local fan coil units via insulated and vapour-sealed metal pipework. Pipework is installed in prefabricated modules.

13.07     LIGHTING - GENERAL OFFICE AREAS

          The lighting within the office is provided via 600 x 600mm ceiling recessed fluorescent luminaires with direct controllers for illumination of the working plane. All downward light controllers are CIBSE LG3 category 2 compatible. Switched supplies from lighting control boxes are via daisy-chained LSF multi-core flexible cable and plug-in connectors.

13.08     LIGHTING - EMERGENCY LIGHTING

          The emergency lighting comprises self-contained inverter/battery packs fitted within selected general lighting luminaires, designed to give 3 hours of illumination in the event of a power failure or an emergency situation.

          Emergency exit luminaires consists of self-contained maintained fittings with 3 hour battery packs and self adhesive legends.

                            LANDLORD'S SPECIFICATION


                                 OFFICE FACILITY
                                       FOR
                             CUBIST PHARMACEUTICALS


                          250 BATH ROAD, SLOUGH : W6342


                                15th JANUARY 2002


[SLOUGH ESTATES LOGO]

                          DATED                  200[ ]


                          SLOUGH TRADING ESTATE LIMITED


                                     - and -


                       CUBIST PHARMACEUTICALS (UK) LIMITED

                                      with

                           CUBIST PHARMACEUTICALS INC.

                                   ----------

                                LICENCE TO ALTER
                                   relating to
                        Building 595 (Postal Number     )
                    Bath Road Trading Estate Slough Berkshire

                                   ----------


                                NABARRO NATHANSON
                                  The Anchorage
                                34 Bridge Street
                                 Reading RG1 2LU


                             Ref: JD/TNP/S2884/00718

                                Tel: 0118 950 4700
                                Fax: 01753-512768

                                   PARTICULARS

DATE OF THIS DEED          :                                              200[ ]

LANDLORD                   :  SLOUGH TRADING ESTATE LIMITED

Registered Office          :  234 Bath Road Slough Berkshire SL1 4EE

Company Registration No.   :  1184323

TENANT                     :  CUBIST PHARMACEUTICALS (UK) LIMITED

Registered Office          :  545 Ipswich Road, Slough, Berkshire, SL1 4EQ

Company Registration No.   :  3699468

SURETY                     :  CUBIST PHARMACEUTICALS INC

Registered Office          :  24 Emily Street Cambridge Massachusetts 02139
                              United States of America

PREMISES                   :  The premises known as Building Number 595 Bath
                              road Slough Berkshire being more particularly described in the Lease

LEASE                      :  The Lease dated [       ] 200[ ] and made between
                              the Landlord (1) and the Tenant (2)

TERM                       :  A term of fifteen years and six months years
                              demised by the Lease (subject as provided in the Lease)

WORKS                      :  The works details of which are given in the
                              attached Scope of Works and drawings therein
                              referred and briefly consisting of fitting out
                              works comprising [        ]

                              NOTE: The Scope of Works shall include all works carried out pursuant to any Tenant's Variation Form as defined in the Agreement for Lease

THIS DEED is made on the date and between the parties stated in the Particulars


RECITALS

(A) The Landlord is entitled to the reversion immediately expectant on the Term.

(B)  The Term is vested in the Tenant.

(C)  This deed is supplemental to the Lease.


THIS DEED WITNESSES:

1.     DEFINITIONS AND INTERPRETATION

     In this deed:

1.1 "Landlord" includes the person in whom the reversion immediately expectant on the determination of the term granted by the Lease is for the time being vested and the term "Tenant" includes its successors in title and assigns

1.2 words importing the singular include the plural and vice versa and words importing one gender include all other genders;

1.3 if any party to this deed comprises more than one person, obligations on the part of that party are undertaken by all persons jointly and also by each of them individually;

1.4 unless otherwise stated references to the Premises include each and every part of the Premises;

1.5 references to "tax" include any tax, levy, charge or duty whether payable now or at any time in the future and the withholding or loss of any relief or right to the repayment or credit in respect of any such tax, levy, charge or duty;

1.6 the details, expressions and descriptions appearing in the Particulars shall be included in and form part of this deed;

1.7 references to any legislation include any other legislation replacing, amending or supplementing it and any orders, regulations, byelaws, notices, permissions, approvals or consents under it;

1.8 any obligation prohibiting the Tenant from doing something shall include an obligation not to cause or permit the doing of that thing by others and (without prejudice to any other obligation or liability of the Tenant) to take all reasonable steps to prevent that thing being done by its employees, agents, contractors, invitees and licensees;

1.9 the headings are for information only and shall not be taken to affect the construction of this deed;

1.10 references to obligations on the part of any person shall include covenants, conditions or other provisions to be observed or performed by that person;

1.11 references to the Term include the period of any continuation or extension of the tenancy granted by the Lease;


2.     GENERAL CONDITIONS

2.1 The Tenant shall indemnify the Landlord in respect of any charge to any statutory tax (including but not by way of limitation any interest and any penalty in respect of such charge to tax) arising out of or resulting from the action permitted by this deed.

2.2 The Landlord's rights of re-entry contained or referred to in the Lease shall also apply in the event of any breach of the terms of this deed.

2.3 Nothing contained in this deed shall release or in any way lessen the liability under the Lease and any deed supplemental to it of the Tenant, its predecessors in title or any guarantor whether before or after the date of this deed.

2.4 This deed shall not be taken to grant consent to any action not expressly permitted by it.

2.5 The Tenant shall pay to the Landlord any value added tax chargeable on any supply (whether made to or by the Landlord or any third person) under or in connection with this deed including in relation to reasonable and proper fees, costs and expenses payable by the Tenant pursuant to this deed.

2.6 This deed shall be governed by and construed in all respects in accordance with English law and the parties submit themselves to the jurisdiction of the English Courts.

2.7 Nothing contained in this deed shall limit the right of any party to take proceedings against any other party in any other court of competent jurisdiction nor shall the taking of proceedings in one jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

3.     WORKS

3.1       The Landlord consents to the Tenant carrying out the Works.

3.2       Before commencing the Works, the Tenant shall:

3.2.1 apply for and obtain all necessary consents of any person or competent authority and provide copies to the Landlord and

3.2.2 provide to the Landlord all information required by it in connection with the insurances of the Premises

3.3       The Tenant covenants with the Landlord to:

3.3.1 comply with the Construction (Design and Management) Regulations 1994 ("the CDM Regulations") and the Tenant acknowledges that it is acting as the client in respect of the

               Works for purposes of the CDM Regulations and undertakes to issue a declaration to that effect pursuant to Regulation 4 thereof

3.3.2 provide the Landlord with a full and complete copy of the health and safety file for the Works prepared in accordance with the CDM Regulations and any Code of Practice or other guidance issued by any competent authority relating thereto together with a copyright licence or licences in accordance with clause 3.4 on completion of the Works

3.4 The Tenant hereby grants (to the extent it is able to do so) with full title guarantee (or shall procure that the person firm or company who is able to grant the same with full title guarantee) to the Landlord a royalty-free, irrevocable and non-exclusive licence or licences to use and copy any design, as built and maintenance and operational information and documentation and any other information comprised in the health and safety file provided pursuant to clause 3.3.2 relating to the Works for any purposes connected with the Premises, and such licence or licences shall carry the right to grant sub-licences and shall be transferable to third parties

3.5 The Tenant acknowledges that no partnership or agency relationship exists between the Landlord and the Tenant in relation to the Works or is created by or in consequence of the execution of the Works, this Licence or otherwise

3.6       The Tenant shall carry out the Works:

3.6.1          and complete them within twelve months of today's date;

3.6.2 in a good and workmanlike manner free from defects and with proper and good quality materials and in accordance in all respects with all legal requirements and shall ensure the functionality of all plant and equipment installed as part of the Works

3.6.3 to the reasonable satisfaction in all respects of the Landlord, and to the satisfaction in all respect of the insurers (provided details of the insurers requirements or any conditions have been notified to the Tenant in writing) any competent authority and any other person whose consent to or approval of the Works is required whether under this deed, the Lease any superior lease or other deed or by law.

3.7       The Tenant shall:

3.7.1 cause as little inconvenience and annoyance as possible to the Landlord, and the owners and occupiers of adjoining and neighbouring property and shall not cause or permit the Premises or any adjoining or neighbouring property to become unsafe as a result of the carrying out or completion of the Works and

3.7.2 make good to the Landlord's reasonable satisfaction any damage arising out of or incidental to the carrying out or completion of the Works.

3.8 The Tenant shall indemnify the Landlord against all actions proceedings losses liabilities costs damages expenses claims and demands arising out of or resulting from:

3.8.1 the state and condition of the Premises during and after the carrying out of the Works;

3.8.2          the carrying out of the Works; or

3.8.3          breach of or non-compliance with any of the terms of this deed.

3.9 The Tenant shall notify the Landlord of the date of commencement and the date of completion of the Works and permit the Landlord, and all others authorised by it in writing, to inspect the Works at all reasonable times both while they are being carried out and on their completion.

3.10 The Landlord and Tenant acknowledge that the Works are to be carried out to suit its own requirements for the use of the Premises and that they do not constitute improvements to the Premises

3.11.1 The Landlord will not be liable (whether under the Lease or otherwise) to effect or maintain any insurance in respect of the Works whether while they are being carried out or after they are completed unless and to the extent that the Landlord otherwise in its reasonable discretion agrees in writing

3.11.2 The Landlord shall insure as part of the Premises those items in the Scope of Works with an asterisk [Note: For clarification these items shall include upgrades in respect of the roof, floors and the goods lift]

3.12 Unless the Landlord shall otherwise direct, the Tenant shall carry out before the expiry or sooner determination of the Term any works stipulated to be carried out by a date subsequent to such expiry or sooner determination as a condition of any planning or other permission granted in respect of the Works.

3.13 Before the expiry or sooner determination of the Term, the Tenant shall (unless or to the extent requested not to do so by the Landlord) carry out such works as shall be necessary or desirable in order to ensure that the Premises or such part or parts of them as may be required by the Landlord conform with the First Schedule of the Lease provided however the Tenant shall not be required to reinstate those items in the Scope of Works marked with an asterisk [Note: for clarification if not included in the Scope of Works these items shall include upgrades in respect of the roof, floors, and goods lift]

3.14 If the Tenant at any time fails to comply with any of its obligations in this deed then:

3.14.1 the Landlord may (but without prejudice to the Landlord's right of re-entry contained or referred to in the Lease or any rights of the Landlord with regard to such default) enter upon the Premises from time to time during the Term or after the expiry or sooner determination of the Term (without being obliged to do so) to complete the Works or the reinstatement of the Premises (in either case in whole or part) in each case at the expense of the Tenant; and

3.14.2 the Tenant shall pay to the Landlord all fees costs and expenses so incurred by the Landlord (and all such fees costs and expenses if not so paid shall be recoverable by the Landlord as a debt).

3.15 The Works shall be carried out subject to all rights of the owners and occupiers of adjoining and neighbouring properties PROVIDED any specific rights known to the Landlord in favour of any owner or occupier of any adjoining or neighbouring property have been notified to the Tenant in writing

3.16 If the Works shall not be commenced within six months of today's date, the consent given by the Landlord in this deed shall immediately lapse and become absolutely void.

3.17 On completion of the Works, the lessee's covenants and all other provisions contained in the Lease shall apply with any necessary variations to the Premises in their then altered state.

3.18 The Works shall be disregarded for the purposes of any review of rent under the provisions of the Lease.

3.19 Unless it is expressly stated that the Contracts (Rights of Third Parties) Act 1999 is to apply nothing in this Agreement will create rights in favour of any one other than the parties to this Agreement.


4.   SURETY

     The Surety covenants and agrees with the Landlord that:-

4.1 the Tenant will observe and perform its obligations contained in this deed;

4.2 the obligations on the part of the Surety contained in the Lease apply to the obligations of the Tenant contained in this deed as though they were obligations on the lessee's part contained in the Lease.


IN WITNESS of which this deed has been executed and is delivered on the date appearing as the date of this deed.

THE COMMON SEAL of SLOUGH                )
TRADING ESTATE LIMITED was               )
affixed to this deed in the presence of: )


                                         Director


                                         Director/Secretary

EXECUTED as a DEED by CUBIST             )
PHARMACEUTICALS (UK)                     )
LIMITED acting by:                       )

                                         Director


                                         Director/Secretary



EXECUTED as a DEED by CUBIST             )
PHARMACEUTICALS INC. acting by:          )

                                         Director


                                         Director/Secretary

                        DATED                       200[]


                          SLOUGH TRADING ESTATE LIMITED


                                     - to -


                       CUBIST PHARMACEUTICALS (UK) LIMITED

                                      with

                           CUBIST PHARMACEUTICALS INC.

                                   ----------

                                      LEASE

                                Premises known as
                      Building 595 Bath Road Trading Estate
                                Slough Berkshire
                                (Postal [     ])

                                   ----------


                                Nabarro Nathanson
                                  The Anchorage
                                34 Bridge Street
                                     Reading
                                     RG1 2LU

                                Tel: 0118 925 4631
                                Fax: 01753 512768

                              Ref: JD/TNP/S2884/717

                                    CONTENTS

Clause    Subject matter                                                         Page
1.        DEFINITIONS...............................................................1
2.        INTERPRETATION............................................................4
3.        DEMISE....................................................................4
          Rent......................................................................4
          Additional Rent...........................................................4
4.        TENANT'S COVENANTS........................................................5
          Payment of rents..........................................................5
          Interest on late payments.................................................5
          Payment of rates..........................................................5
          Exterior maintenance......................................................5
          Interior painting.........................................................5
          Repair....................................................................6
          Yielding Up...............................................................6
          Reinstatement.............................................................6
          Landlord's access.........................................................6
          Default remedies of the Landlord..........................................6
          Signs and aerials.........................................................7
          Use.......................................................................7
          Nuisance..................................................................7
          Estate Regulations........................................................8
          Roadways..................................................................8
          Acts prejudicial to insurance.............................................9
          Safeguarding the Premises.................................................9
          Planning Applications.....................................................9
          Alterations...............................................................9
          Statutory obligations....................................................10
          Alienation...............................................................10
          Registration of dealings.................................................13
          Reletting and sale boards................................................13
          Costs of licences and notices as to breach of covenant...................14
          Indemnity................................................................14
          VAT......................................................................14
          Defects..................................................................14
          Floor Loading............................................................14
          Costs of Party Items.....................................................15
          Prohibited Uses..........................................................15
5.        LANDLORD'S COVENANTS.....................................................15
          Quiet enjoyment..........................................................15
          Insurance................................................................15
          Insurance details........................................................16
          Services.................................................................16
6.        CONDITIONS...............................................................16
          Re-possession on Tenant's default........................................16
          Benefit of insurance and abatement of rent...............................17
          Notices..................................................................17
          Contracts (Rights of Third Parties) Act 1999.............................18
          Temporary Closure of Services and Rights.................................18

7.        RENT REVIEW..............................................................18
8.        SURETY...................................................................21
          FIRST SCHEDULE...........................................................21
          Description of the Building and Fixtures.................................21
          SECOND SCHEDULE..........................................................22
          Part 1 - The Rights......................................................22
          Part 2 - The Exceptions and Reservations.................................22
          THIRD SCHEDULE...........................................................23
          Obligations of the Surety................................................23
          FOURTH SCHEDULE..........................................................25
          Rent Review Memorandum...................................................25
          FIFTH SCHEDULE...........................................................25
          Part 1 - Service Charge for the Development Heads of Expenditure.........25
          Part 2 - Calculation of the Service Charge and the costs of services provided to the Development..............................................27
          SIXTH SCHEDULE...........................................................28

                                   PARTICULARS

1.   DATE OF THIS DEED                                                     200[]

2.   LANDLORD                   SLOUGH TRADING ESTATE LIMITED

     Registered office          234 Bath Road Slough SL1 4EE

     Company Registration No.   1184323

3.   TENANT                     CUBIST PHARMACEUTICALS (UK) LIMITED

     Registered office          545 Ipswich Road, Slough, Berkshire SL1 4EQ

     Company Registration No.   3699468

4.   SURETY                     CUBIST PHARMACEUTICALS INC.

     Registered office          24 Emily Street Cambridge Massachusetts 02139
                                United States of America

5.   DEVELOPMENT                the area of the Estate shown edged blue on the
                                Plan

6.   ESTATE                     the area from time to time comprising the
                                Landlord's estate known as Trading Estate Slough
                                Berkshire of which the Premises and the
                                development form part

7.   PREMISES                   the land and building described in the First
                                Schedule and known as Building 595 (Postal
                                [    ]) Bath Road Slough Berkshire as shown
                                edged red on the Plan but excluding therefrom at ground floor the land shown hatched purple on the Plan where the same is included within the red edging to the Plan

8.   COMMENCEMENT DATE          [                               ] 200[]

9.   TERM                       Fifteen years and six months together with
                                the period of any continuation or extension of the tenancy granted by this Lease

10.  RENT COMMENCEMENT DATE     [                               ] 200[]

11.  RENT                       [As per clause 11 of the Agreement for Lease
                                [      ] per sq ft x Net Internal Floor Area of
                                the[     ] per annum subject to review as
                                provided in this Lease]

12.  REVIEW DATES               [               ] 200[  ] and each fifth
                                anniversary of that date

13.  PERMITTED USE              any use within Class B1 of the Schedule to the
                                Town and Country Planning (Use Classes) Order
                                1987 (as amended or replaced from time to time) save in respect of the Parking Area which shall be used for the parking of motor vehicles in accordance with Clause 4.12.2

                                      LEASE

DATE                                                                        2001

PARTIES

(1) SLOUGH TRADING ESTATE LIMITED (Company Number 1184323) whose registered office is at 234 Bath Road Slough SLl 4EE (the "Landlord");

(2) CUBIST PHARMACEUTICALS (UK) LIMITED (Company Number 3699468) whose registered office is at 545 Ipswich Road, Slough, Berkshire, SLl 4EQ (the "Tenant"); and

(3)  CUBIST PHARMACEUTICALS INC. (Company Number [    ]) whose registered office
     is at 24 Emily Street Cambridge Massachusetts 02139 United States of America (the "Surety").

W1TNESSETH AS FOLLOWS:

1.   DEFINITIONS

     In this Lease the following expressions have the meanings indicated:

     "ACT"

               means the Landlord and Tenant (Covenants) Act 1995

     "AUTHORISED GUARANTEE AGREEMENT"

               has the meaning defined in and for the purposes of Section 16 of the Act and the form of such agreement shall be as reasonably required by the Landlord

     "BIN STORE"

               means that part of the Premises shown in the position edged red on the Plan and marked Bin Store

     "CAR DECK"

               means the two-storey car deck as shown edged dark blue on the Plan

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     "CAR PARK"

               means all the car parking areas within the Development including and without limitation to the generality of the foregoing the Car Deck access ways ramps walls foundations the structure of such Car Park and all walls and fencing surrounding the same

     "COMMON PARTS"

               means all parts of the Development not demised nor intended to be demised

     "CONDUCTING MEDIA"

               all sewers drains pipes wires watercourses subways cables apparatus conduits and any other media or works for the conduct or transmission of any service matter or material

     "DECK PARKING AREAS"

               means those parts of the Car Deck that are shown edged red on the Plan being demised car parking (being the first floor of the Car
               Deck) but extending only to the top surface of such areas

     "FULL REINSTATEMENT VALUE"

               the costs (including demolition professional fees and any value added tax payable) which would be likely to be incurred in carrying out repair or reinstatement in accordance with the requirements of this Lease at the time when such repair or reinstatement is likely to take place having regard to current building techniques and materials and all local or planning legislation

     "INSURED RISKS"

               fire lightning earthquake explosion aircraft riot storm tempest flood burst pipes malicious damage and impact damage and such other insurable risks and on such terms and subject to such exclusions as the Landlord may from time to time reasonably consider necessary but excluding any risks which the Landlord shall decide from time to time not to include in any policy (whether on the grounds of unavailability of insurance cover for that risk or otherwise) but so that the Landlord shall give at least fourteen days' prior notice in writing to the Tenant of any risk ceasing to be covered by any policy

     "LANDSCAPED AREAS"

               means the areas shown hatched green on the Plan

     "LOSS OF RENT"

               the loss of the rent first reserved by clause 3 for such period (being not less than three years) as may reasonably be required by the Landlord from time to time having regard to the likely period required for reinstatement in the event of both partial and total destruction and in an amount which would take into account potential increases of rent in accordance with clause 7

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     "PARKING AREA"

               means the areas forming part of the Premises as demised car parking including the Deck Parking Area as are designated for the parking of motor vehicles and shown edged red on the Plan

     "PERMITTED PART"

               means the whole or part of any floor of the building part of the Premises (with a due and proper proportion of the Parking Area)

     "PLAN"

               the plan annexed hereto

     "PLANNING ACTS"

               includes the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990

     "PRESCRIBED RATE"

               four per centum above the base rate of National Westminster Bank Plc from time to time (or such other clearing bank as the Landlord shall nominate) or (if such rate shall cease to be published) such other reasonable or comparable rate as the Landlord shall from time to time designate

     "SERVICE CHARGE"

               means the aggregate of the costs and liabilities referred to in
               Part 1 of the Third Schedule;

     "SERVICE CHARGE PERIOD"

               means the period in respect of which the Service Charge and the costs of services to the Building are calculated as determined and notified to the Tenant in writing from time to time by the Landlord initially in each consecutive period of twelve months ending on 31 December;

     "SIDE LETTER"

               means the form of Side Letter in the form of the Sixth Schedule

     "THE SURETY"

               any person so named in the Particulars and also any person who may at any time guarantee the performance and observance of the Tenant's obligations in this Lease

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[GRAPHIC]

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     "TENANT'S PROPORTION OF SERVICE CHARGE"

               means the proportionate part of the Service Charge for which the Tenant is liable which shall be such fair and reasonable and proper proportion as the Landlord shall determine acting reasonably;

2.   INTERPRETATION

2.1 The expressions "the Landlord" and "the Tenant" shall wherever the context so admits include their respective successors in title

2.2 Where the Landlord the Tenant or the Surety (if any) for the time being are two or more persons the terms "the Landlord" "the Tenant" or "the Surety" (if any) include the plural number and obligations expressed or implied to be made by such party are deemed to be made by such persons jointly and each of them severally

2.3 Words importing one gender include all other genders and words importing the singular include the plural and vice versa

2.4 References in this Lease to any statute or legislation (whether specific or general) include any other statute or legislation replacing amending or supplementing the same and any orders regulations bye-laws notices permissions approvals or consents thereunder

3.   DEMISE

     The Landlord demises to the Tenant with full title guarantee the Premises together with the Rights referred to in Part 1 of the Second Schedule but subject to the Exceptions and Reservations referred to in Part 2 of the Second Schedule to hold to the Tenant for the Term starting on the Commencement Date yielding and paying therefor during the Term:

3.1       RENT

          Yearly the Rent and all increases arising from any review pursuant to the provisions in this Lease for the review of rent on the Review Dates to be paid without any deduction or set off by equal quarterly payments in advance on the Twenty-fifth day of March the Twenty-fourth day of June the Twenty-ninth day of September and the Twenty-fifth day of December in every year the first payment for the period from and including the Rent Commencement Date up to and including the day immediately preceding the quarter day next after the date of this Lease to be made on the Rent Commencement Date

3.2       ADDITIONAL RENT

          As additional rent first the Tenant's Proportion of the Service Charge pursuant to and in accordance with the Fifth Schedule including the monies due pursuant to paragraph 2.1 to Part 2 of such Schedule secondly such amounts (if any) as are referred to in clause 4.15 to be paid as there stated and thirdly a sum or sums of money equal to the expense incurred by the Landlord in effecting or maintaining insurance in accordance with clause 5.2 (including any increased premium payable in respect of the Premises or any neighbouring property by reason of any act or omission by (or permitted by) the Tenant or an undertenant) as the

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          Landlord shall from time to time effect such insurance for the
          Landlord's benefit in the Full Reinstatement Value against the Insured Risks the Loss of Rent and the Landlord's liability to third parties (without limitation) such sum or sums to be paid on demand and all such sums payable pursuant to this clause 3.2 shall be recoverable by distress in the same way as rent in arrear

4.   TENANT'S COVENANTS

     The Tenant covenants with the Landlord as follows:

4.1       PAYMENT OF RENTS

          To pay the respective rents and sums of money reserved and made payable at the times and in the manner in which the same are set out or referred to in clause 3 without any deduction or set off and to make all such payments to the Landlord on the due date through the Tenant's bankers by the direct debit system

4.2       INTEREST ON LATE PAYMENTS

          If the Tenant shall fail to pay any rents or any other sum payable under this Lease within 7 days of when the same is due (whether formally demanded or not) to pay to the Landlord as additional rent (but without prejudice to any other rights of the Landlord including those under clause 6) interest on all such rents or other sums from the due date for payment until the date actually paid at the Prescribed Rate current at such due date and any such interest shall be recoverable by the Landlord as rent in arrear

4.3       PAYMENT OF RATES

4.3.1 To pay and indemnify the Landlord against all existing and future rates or other outgoings whatsoever imposed or charged upon the Premises or upon the owner or occupier in respect of the Premises

4.3.2 To pay and be responsible for all electricity gas and other services to the Premises

4.4       EXTERIOR MAINTENANCE

          In every third year and in the last year of the Term to prepare and paint the outside of the Premises where usually or previously so painted in a good and workmanlike manner and otherwise properly to clean treat and decorate other parts of the outside of the Premises as the same ought to be cleaned treated and decorated (such painting and decorating to be carried out in colours and patterns first approved in writing by the Landlord) and whenever necessary to renew or replace all seals and mastics

4.5       INTERIOR PAINTING

          In every fifth year and in the last year of the Term to prepare and paint all the interior of the Premises where usually or previously so painted in a good and workmanlike manner (all such painting in the last year of the Term to be carried out in colours and patterns first approved in writing by the Landlord)

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4.6       REPAIR

          (Save in respect of the Car Park provided for in clause 5.4 hereof) well and substantially to repair and maintain the Premises and Conducting Media in on or under the Premises (damage by any of the Insured Risks excepted unless the insurance moneys are withheld in whole or in part or the policy avoided by reason of any act or omission on the part of the Tenant or any undertenant or any employee contractor or invitee of either of them) and at all times to keep the same in good and substantial repair and condition and so repaired cleaned painted and maintained and further to keep all parts of the Premises clean and tidy and free from rubbish and waste materials

4.7       YIELDING UP

          At the expiration or sooner determination of the Term to yield up the Premises in good and substantial repair and consistent with the full and due compliance by the Tenant with its obligations under this Lease and to remove such tenant's trade fixtures and fittings and any signs erected by or at the instance of the Tenant making good any damage caused by such removal

4.8       REINSTATEMENT

4.8.1 Before the expiry or sooner determination of the Term (unless or to the extent otherwise required in writing by the Landlord) to carry out such works as shall be necessary or desirable in order to ensure that the Premises or such part or parts of them as may be required by the Landlord conform with the description in the First Schedule

4.8.2 All such works shall be carried out to the reasonable satisfaction of the Landlord and the Tenant shall apply for any necessary planning permission or approval which may be required under the Planning Acts or other legislation

4.9       LANDLORD'S ACCESS

          To permit the Landlord or its agents at all times during the Term during reasonable hours in the day (or at any time in the case of emergency) with or without workmen and others who have written authority to enter the Premises for the purpose of ascertaining that the covenants and conditions of this Lease have been performed and observed by the Tenant and examining the state of repair and condition of the Premises or for the purpose of taking inventories of the Landlord's fixtures or of carrying out works on the adjoining property of the Landlord and of exercising any of the Exceptions and Reservations referred to in Part 2 of the Second Schedule Provided That the Landlord shall make good any damage caused by such entry to the reasonable satisfaction of the Tenant and the exercise of such rights PROVIDED that such rights of re-entry shall only be effected on such part of the Premises as is reasonable and only for such periods as are reasonable

4.10      DEFAULT REMEDIES OF THE LANDLORD

          If within two months after service of a notice from the Landlord requiring the Tenant to remedy any breach of covenant relating to the state of repair or condition of the Premises or otherwise to the carrying out of any works or actions that are the responsibility of the Tenant (or earlier in case of emergency) the Tenant shall not have completed such works or actions then to permit the Landlord to enter upon the Premises and execute all or any such works or actions and the Landlord's costs and expenses (including the Landlord's reasonable and proper surveyors and other professional fees in connection therewith) together with interest thereon at the Prescribed Rate current at the date one month after service of such notice for the period from that date to the date of payment shall be a debt due from the Tenant to the Landlord and be forthwith recoverable as rent in arrear

4.11      SIGNS AND AERIALS

          Not to erect any pole mast aerial or satellite dish or erect or display any sign noticeboard or advertisement on any part of the Premises or the Development except a sign approved by the Landlord indicating the name of the Tenant in a position approved by the Landlord any such approval to be in writing

4.12      USE

4.12.1 Not to use the Premises or any part thereof otherwise than for the Permitted Use and not at any time to store anything on any part of the Premises outside the building erected thereon

4.12.2 To use the Parking Area only for the parking of motor cars and motor bicycles

4.12.3 To ensure that all refuse rubbish and waste is placed in secure and closed containers designed for that purpose and located in the Bin Store and to take all reasonable measures to prevent escape of rubbish refuse or waste material from such containers

4.12.4 To make and maintain arrangements for the regular removal of all rubbish and waste materials from the Premises and Bin Store as often as is reasonably necessary

4.12.5 If the Tenant fails to take immediately such steps as is reasonably necessary to comply with clauses 4.12.2 and 4.12.3 after notice from the Landlord requiring it to do so to permit the Landlord or other person(s) authorised by the Landlord to enter the Premises to carry out removal of such refuse rubbish or waste material and to pay the Landlord on demand all costs and expenses reasonably and property incurred by the Landlord in connection with such removal

4.13      NUISANCE

4.13.1 Not to use the Premises or any part of them for any illegal purpose nor to carry out on or from the Premises any noisy noxious dangerous or offensive act activity or business nor anything which may be or become a nuisance damage annoyance or inconvenience to the Landlord or any of its tenants or the occupiers of any adjoining premises and in particular not to do or permit to be done anything which might cause electronic or radio interference with any adjoining or neighbouring premises

4.13.2 Not to do anything which would or might lead to any contamination of the Premises or pollution of the environment or lead to the pollution obstruction damaging or overloading of the Conducting Media and to carry out (or at the Landlord's election to pay to the Landlord the proper costs and fees of carrying out) all works necessary to remedy any

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               contamination or pollution or to remove the source of the
               contamination or pollution caused by the Tenant

4.13.3 Where the Tenant has failed to observe any of the obligations in this clause 4.13 to pay to the Landlord the reasonable and proper costs incurred by it in obtaining such reports as the Landlord may reasonably require to establish what damage or harm may have been caused to the Premises or other property of the Landlord and the remedial cleaning or other works necessary

4.13.4 Not to discharge or allow to enter into any underground or other waters any poisonous noxious or harmful effluent liquid or substance

4.13.5 At the expiry of the fifth year of the Term and each fifth anniversary of that date or upon assignment of the Lease of change of use to arrange for an environmental/health and safety audit (the "Audit") of the Tenant's operations at the Premises the Audit to be carried out in accordance with the provision of the Side Letter and to be carried out by a firm of environmental/health and safety consultants (the "Consultants") approved by the Landlord upon terms and conditions approved by the Landlord (in each case such approval not to be unreasonably withheld or delayed) and for a written report of the Consultant's findings to be forwarded to the Landlord within five working days of the receipt of the same

4.13.6 Notwithstanding the provisions of Clause 4.13.5 the Landlord shall not require an Audit:- (a) upon an assignment of this Lease to a Company as defined in Clause 4.21.12 of this Lease and (b) following an assignment to an assignee who is a "low risk occupier" as determined by the Consultants

4.13.7 The cost of any Audit carried out pursuant to Clause 4.13.5 shall be at the expense of the Tenant save where the Consultants make no recommendations in their written report as to any measures to be undertaken by the Tenant and in which case the Landlord shall bear one half of the cost of the relevant Audit.

4.13.8 The Tenant at its own expense will carry out any recommendations of the consultant in order to comply with current statute and legislation and will take reasonable measures to prevent contamination to the Premises

4.14      ESTATE REGULATIONS

          To observe such reasonable regulations as may from time to time be made by the Landlord for the purposes of good estate management such regulations to be notified by the Landlord to the Tenant in writing

4.15      ROADWAYS

4.15.1 To pay to the Landlord from time to time upon demand a reasonable and proper proportion (as certified conclusively by the Landlord's surveyor to be proper) of the costs (similarly certified) properly and reasonably incurred in the management of the roadway known as Aberdeen Avenue being the roadway external to the Development and shown hatched brown and hatched purple on the Plan including any costs reasonably anticipated by the Landlord to be incurred by the Landlord in the future in respect of such roadway

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               (but not in respect of a period exceeding one year in advance) in respect of any of the matters referred to in this sub-clause

4.15.2 Not to park or permit the parking by employees contractors or visitors to the Tenant on any of the roadways or footpaths shown respectively hatched brown and hatched purple on the Plan

4.16      ACTS PREJUDICIAL TO INSURANCE

4.16.1 Not to do anything as a result of which any policy of insurance against damage to the Premises or to any neighbouring premises may be prejudiced or payment of the policy moneys may be withheld in whole or in part or whereby the rate of premium in respect of any such insurance may be increased and to give notice to the Landlord forthwith upon the happening of any event which might affect any insurance policy relating to the Premises

4.16.2 In relation to the insurance effected by the Landlord in respect of the Premises to pay to the Landlord any excess required by the insurers or by the Landlord on demand by the Landlord following any damage or destruction by any Insured Risks where such excess would be applicable to any claim in respect of such damage or destruction

4.17      SAFEGUARDING THE PREMISES

4.17.1 With respect to fire precautions and safeguarding the Premises against damage by any of the Insured Risks or otherwise to comply with all requirements and recommendations of the insurers of the Premises or the relevant insurance brokers or of the fire brigade or local authority and the reasonable and proper requirements of the Landlord

4.17.2 Not to store or bring on to or allow to remain on the Premises any article substance or liquid of a specially combustible inflammable or explosive nature or which may be a source of contamination without the Landlord's prior written consent (which consent not to be unreasonably withheld or delayed) provided that the nature and work of the Tenant's business carried out in a proper and lawful manner will not be considered a breach of this clause.

4.17.3 To give written notice to the Landlord upon the occurrence of any contamination of the Premises and also upon the occurrence of any pollution of the environment in breach of any legislative provision caused by any use of or action or activity on the Premises

4.18      PLANNING APPLICATIONS

          Not without the prior written consent of the Landlord to make any application for any consent under the Planning Acts but if such application is for consent to do anything which the Tenant is permitted to do under this Lease (or where the approval of the Landlord is first required and the Landlord has approved the doing of such thing) such consent shall not be unreasonably withheld

4.19      ALTERATIONS

          Not to erect or place any new building or structure whatsoever on the Premises (including any temporary or moveable building or structure) or make any alteration whether structural

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          or otherwise or any addition to the Premises or to the building erected thereon Provided That the Tenant may with the written consent of the Landlord (such consent not to be unreasonably withheld) carry out internal structural and non-structural alterations to the building on the Premises and further may erect install or alter demountable partitioning not affecting the structure or air conditioning system within the said building without the consent of the Landlord subject to the Tenant notifying the Landlord of such works within 14 days of completion and supplying the Landlord with all relevant drawings and specifications applicable thereto

4.20      STATUTORY OBLIGATIONS

4.20.1 At the Tenant's expense to comply in all respects with the provisions of all statutes and legislation (whether now or subsequently in force) affecting or applicable to the Premises or their use and forthwith to give notice to the Landlord of any notice direction or order made by any local or competent authority

4.20.2 The Tenant shall maintain a health and safety file for any works carried out to the Premises and shall comply with the Construction (Design and Management) Regulations 1994 in respect thereof and provide to the Landlord upon reasonable request a copy of such file

4.20.3 Upon any assignment or underlease permitted by this Lease to supply to the assignee or sub-tenant any health and safety files and/or operating manuals

4.21      ALIENATION

4.21.1 Not to charge or mortgage either the whole or any part of the Premises without the prior written consent of the Landlord in the case of a bona fide finance, arrangement which relates to the true value of the assets (such consent not to be unreasonably withheld or delayed) nor to assign underlet (save in respect of a Permitted Part) share or part with the possession or occupation of any part of the Premises nor to permit any such dealing under a permitted underlease

4.21.2 Not to hold or occupy the Premises or any part as nominee trustee or agent or otherwise for the benefit of any other person

4.21.3 Not to assign the Premises without the prior consent in writing of the Landlord (such consent not to be unreasonably withheld where the provisions hereinafter contained are satisfied) PROVIDED ALWAYS that where the assignment of the Premises are to an assignee of at least the same financial standing or greater financial standing as the original Tenant the Landlord will not be entitled to withhold its consent (so long as the provisions contained in Clauses 4.21.4, 4.21.5 and 4.21.6 are satisfied)

4.21.4 It is agreed that the Landlord will not be deemed to be unreasonable in withholding consent to a proposed assignment of the whole of the Premises if it is withheld on the ground (and it is the case) that one or more of the circumstances mentioned below exist (whether or not such withholding is solely on such ground or on that ground together with other grounds):

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               (a)  that in the reasonable opinion of the Landlord the effect of the proposed assignment upon the value of the Landlord's reversionary interest in the Premises would be to diminish or otherwise adversely affect such value to a material degree

               (b) that in the reasonable opinion of the Landlord the effect of the assignment would mean that there is a reduced likelihood of the tenant's covenants and obligations in this Lease being fulfilled

               (c) that the proposed assignee is an associated company of the Tenant BUT the Landlord will reasonably consider any proposed assignment by the original Tenant under this lease to an associated company PROVIDED the original Tenant's Guarantor remains a Surety and Guarantor in respect of the assignee's performance of the Tenant Covenants in this Lease and remains the sole or principal debtor in respect of all obligations to be owned by the assignee under the Tenant Covenants contained in this Lease

               (d) that the Surety has not agreed on any assignment to any Company (as defined in Clause 4.21.12) to enter into a deed of guarantee in respect of the obligations on the part of the Tenant contained in an Authorised Guarantee Agreement entered into pursuant to Clause 4.21.5 or the assignee's performance of the Tenant's Covenants (as defined in Section 28 of the Act) in this Lease in such form of deed as the Landlord may reasonably require with such deed to include obligations on the part of the Surety similar to those on the part of the Tenant set out in Clause 4.21.5 (i)-(iii)

4.21.5         On any assignment:

               (a) the Tenant will enter into an Authorised Guarantee Agreement which will be in such form as the Landlord may reasonably request and be prepared by or on behalf of the Landlord and at the cost of the Tenant and under which the assignor will agree (inter alia) with the Landlord:

                    (i) that it is liable as sole or principal debtor in respect of all obligations to be owed by the assignee under the Tenant Covenants (as defined in Section 28 of the Act) in this Lease

                    (ii) to be liable as guarantor in respect of the assignee's performance of the Tenant Covenants (as above defined) in this Lease (provided that such liability shall be no more onerous than the liability to which the assignor would be subject in the event of its being liable as sole or principal debtor in respect of the obligations owed by the assignee under the said Tenant Covenants)

                    (iii) in the event of this Lease being disclaimed to enter into a new lease of the Premises the term of which shall expire simultaneously with the date upon which (but for any disclaimer) this Lease would have expired by effluxion of time (and not by any other means) and the Tenant Covenants shall be identical to (mutatis mutandis but in any event no more onerous than) the Tenant Covenants in this Lease

               (b) if the Landlord reasonably so requires the Tenant shall obtain acceptable guarantors for any person to whom this Lease is to be assigned who will covenant with the Landlord on the terms (mutatis mutandis) set out in the Third Schedule

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               (c)  if the Landlord reasonably so requires the proposed assignee will prior to the assignment enter into such reasonable rent deposit arrangement and/or provide such additional security for performance by the proposed assignee of its obligations under this Lease as the Landlord may reasonably require

               (d) the proposed assignee shall enter into a covenant with the Landlord to pay the rents reserved by and perform and observe the covenants on the part of the Tenant contained in this Lease

4.21.6 Clauses 4.21.4 and 4.21.5 shall operate without prejudice to the right of the Landlord to impose any further conditions upon a grant of consent where such imposition is reasonable

4.21.7

               (a) Not to underlet the whole or a Permitted Part of the Premises without the prior consent in writing of the Landlord (such consent not to be unreasonably withheld) otherwise than at a rent which is not less than the open market rental value of the Premises without a fine or premium and with provision for upwards only rent reviews coinciding with the reviews under this Lease and in other respects with materially the same covenants and conditions as are contained in this Lease

               (b) Not to vary the terms of any underlease permitted under this clause 4.21.7 without the Landlord's written consent such consent not to be unreasonably withheld or delayed and throughout the term of any underlease to require the undertenant at all times to perform and observe the Tenant's covenants (except as to the payment of rent) and the conditions contained in this Lease

               (c) Not to grant any underlease of a Permitted Part without first obtaining an Order of the Court excluding the provisions of Sections 24-28 of the Landlord and Tenant Act 1954 (as amended) in respect of the tenancy to be created

4.21.8 The Landlord may as a condition for giving its consent for any permitted underletting require the proposed underlessee to enter into a direct covenant with the Landlord to perform and observe the Tenant's covenants and the conditions contained in this Lease (save as to payment of rent)

4.21.9 Upon the Landlord consenting to an underletting of the Premises procure that the underlessee covenants with the Landlord:

               (a) not to assign (or agree to do so) any part of the Premises (as distinct from the whole) and not to charge or underlet or share or (save by way of an assignment of the whole) part with possession of or permit any person to occupy the whole or any part of the Premises and

               (b) not to assign (or agree to do so) the whole of the Premises without the prior consent in writing of the Landlord (such consent not to be unreasonably withheld)

4.21.10 To notify the Landlord in writing with relevant details within fourteen days of any rent payable under an underlease being reviewed

4.21.11 In the event that any circumstances or conditions specified in clauses 4.21.4 and 4.21.5 above are framed by reference to any matter falling to be determined by the Landlord (or by any other person) if the Tenant disputes such determination then either the Landlord

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               or the Tenant shall be entitled to require the matter or matters in question to be referred to an independent expert who in the absence of agreement between the parties shall be appointed on the application of either party by the President of the Royal Institution of Chartered Surveyors and the determination of such independent expert shall be conclusive as to the matter or matters in question and shall be final and binding on the parties and his costs shall be met by the parties in such proportions as the independent expert shall determine

4.21.12 The Tenant shall be entitled without obtaining any consent from the Landlord to permit another company or companies (in this clause 4.21.12 called a "Company") to occupy as licensee part or parts of the Premises if and so long as that Company is a member of the same group of companies as the subsidiary or the holding company or a company who has the same holding company as the Tenant (the terms subsidiary and holding company as being defined in accordance with Section 736 of the Companies Act 1985) and the conditions set out in the remainder of this clause 4.21.12 continue to be fulfilled

               (a) No relationship of Landlord and Tenant shall arise out of such occupation

               (b) Written notice shall be given to the Landlord no later than 14 days after such occupation commences:

                    (i)  of the identity of such Company and

                    (ii) of the part of the Premises concerned

               (c) The Tenant shall provide such reasonable and proper evidence as the Landlord may reasonably require from time to time to satisfy itself that the relationship of Landlord and Tenant does not arise or has not arisen out of such occupation

4.21.13 The Tenant indemnifies the Landlord against all reasonable and proper losses damages costs and expenses suffered or incurred by the Landlord as a result of any breach by the Tenant of the provisions of clause 4.21.12

4.22      REGISTRATION OF DEALINGS

          Within one month after the execution of any assignment or underlease permitted under this Lease or any assignment of such underlease or after any devolution by will or otherwise of the Term or after any other dealing with this Lease to supply a certified copy of the deed or instrument effecting the same to the Landlord and to pay such reasonable and proper fee as the Landlord may require for registration

4.23      RELETTING AND SALE BOARDS

          To permit the Landlord or its agents within the last six months of the Term after reasonable written notice has been given to the Tenant to enter upon the Premises and to affix upon any suitable part a notice board for reletting or selling the same and not to remove or obscure the same and to permit all persons authorised in writing by the Landlord or its agents to view the Premises during reasonable hours in the daytime

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4.24      COSTS OF LICENCES AND NOTICES AS TO BREACH OF COVENANT

          To pay on demand and indemnify the Landlord against all reasonable and proper costs charges and expenses (including professional fees (and for the avoidance of doubt the costs of any environmental reports or audits)) incurred by the Landlord arising out of or incidental to any application made by the Tenant for any consent or approval of the Landlord or any breach of the Tenant's covenants or the preparation and service of a schedule or interim schedule of dilapidations or any notice which the Landlord may serve on the Tenant whether served before or after the determination of this Lease (including a notice under Section 146 of the Law of Property Act 1925) requiring the Tenant to remedy any breach of any of its covenants or arising out of or in connection with any proceedings referred to in Section 146 or 147 of that Act notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court

4.25      INDEMNITY

          To be responsible for and to indemnify the Landlord against:

4.25.1 all damage loss or injury occasioned to the Premises or any adjoining premises or to any Conducting Media or to any person or chattel (whether or not upon the Premises) caused by any act default or negligence of the Tenant or any undertenant or the servants agents licensees or invitees of either of them or by reason of any defect in the Premises and

4.25.2 all reasonable and proper losses damages costs expenses claims and proceedings incurred by or made against the Landlord arising out of any breach by the Tenant of any of its obligations arising by virtue of this Lease

4.26      VAT

          To pay to the Landlord upon demand any value added tax chargeable upon:

4.26.1 any supply made by the Landlord to the Tenant pursuant to this Lease so that all consideration for any such supply is exclusive of value added tax

4.26.2 any supply where pursuant to this Lease the Tenant is required to pay to the Landlord any sum in respect of any costs fees expenses or other expenditure or liability (of whatever nature) in connection with that supply except to the extent that any such value added tax may be recoverable by the Landlord from H M Customs & Excise PROVIDED that where the VAT supply relates partly to the Premises and partly to other property then the Tenant's covenant is a covenant to pay to the Landlord a proper proportion of that sum

4.27      DEFECTS

          To inform the Landlord immediately in writing of any defect in the Premises which might give rise to a duty imposed by common law or statute on the Landlord and to indemnify the Landlord against all actions costs claims and liabilities suffered or incurred by or made against the Landlord in respect of the Premises under the Defective Premises Act 1972

4.28      FLOOR LOADING

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          Not to overload the flooring of the Premises or impose upon any part of the structure a strain greater than that which it is designed or able to maintain

4.29      COSTS OF PARTY ITEMS

          In so far as the Tenant is not obliged to contribute to the costs of the same under any other provision of this Lease to pay a fair and proper proportion of the expense (including any professional fees) of repairing rebuilding painting maintaining cleaning and lighting all party structures and all roofs conducting media boundary structures forecourts yards roads ways entrances passages staircases balconies and other amenities or things the use or benefit of which is common to the Premises and any adjoining or neighbouring premises such proportion to be determined by the Landlord's Surveyor whose determination shall (save in the case of manifest error) be final and binding on the Tenant

4.30      PROHIBITED USES

          Not to use or carry out from the Premises or any part thereof any electroplating panel beating or spray painting

5.   LANDLORD'S COVENANTS

     The Landlord covenants with the Tenant (but so that no liability shall attach to the Landlord in respect of any breach by the Landlord of its obligations under this Lease after the reversion immediately expectant on the determination of the Term has ceased to be vested in the Landlord):

5.1       QUIET ENJOYMENT

          That the Tenant performing and observing the covenants conditions and agreements contained in this Lease shall and may peaceably and quietly hold and enjoy the Premises during the Term without any lawful interruption or disturbance by the Landlord or any person rightfully claiming through or under it

5.2       INSURANCE

          At all times during the Term to keep the Premises insured together with 3 years Loss of Rent for the Landlord's benefit in the Full Reinstatement Value against the Insured Risks and its liability to third parties and if the Premises are damaged or destroyed by any of the Insured Risks the Landlord will as soon as reasonably possible expend the insurance proceeds which it receives to repair or reinstate the Premises using such materials as are then appropriate subject to all necessary consents and licences being obtained and will make up any deficiency in the insurance proceeds out of its own monies

          Provided that:

5.2.1 the Landlord's obligations under this covenant shall cease if the insurance shall be rendered void or voidable or the policy moneys withheld in whole or in part by reason of any act or default of the Tenant or any undertenant or any of their respective employees contractors licensees or invitees

5.2.2 if the Premises are destroyed or so seriously damaged by any Insured Risk as to require (in the opinion of the Landlord's surveyor whose decision shall be final and binding upon the parties) substantial reconstruction then the Landlord may at any time within six months give notice in writing to determine this Lease and immediately upon the expiry of that notice this demise shall determine but without prejudice to the rights and remedies of any party against any other in respect of any antecedent claim or breach of covenant and all insurance money shall be the absolute property of the Landlord

5.2.3 if the Premises following any destruction or damage shall not have been repaired reinstated or replaced in accordance with the foregoing covenants so as to render the Premises it for occupation or use within a period of two years eleven months from the date of destruction or damage the Tenant may thereafter by giving one month's notice in writing determine this Lease but without prejudice to the rights of either party in respect of any antecedent claim or breach of covenant and all insurance money shall be the absolute property of the Landlord

5.3       INSURANCE DETAILS

          To provide upon written request from the Tenant but not more than once in any twelve month period details of the policy under which the Premises are insured including sufficient details of the Insured Risks

5.4       SERVICES

          Subject to payment by the Tenant of the Tenant's Proportion of the Service Charge in respect of the matters referred to in Part 1 of the Fifth Schedule and the sums payable in accordance with Part 2 of the Fifth Schedule the Landlord shall use all reasonable endeavours to provide the services as specified in the Fifth Schedule as it considers desirable or necessary in accordance with good estate management and notwithstanding the provisions of clause 4.6 of this Lease subject as aforesaid the Landlord shall maintain and repair the Parking Area and subject to payment by the Tenant of the sums payable pursuant to clause 4.15 of this Lease the Landlord shall maintain the roadway known as Aberdeen Avenue to the extent referred to in clause 4.15

6.   CONDITIONS

     Provided always and it is hereby agreed and declared as follows:

6.1       RE-POSSESSION ON TENANT'S DEFAULT

          If at any time during the Term:

6.1.1 the rents reserved by this Lease or any of them or any part of them shall be in arrear for fourteen days after the same shall have become due (whether legally demanded or not) or

6.1.2 the Tenant shall at any time fail or neglect to perform or observe any of the covenants conditions or agreements on its part to be performed and observed contained in this Lease or in any licence approval or consent given by the Landlord to the Tenant in relation to the Premises or in any other deed supplemental to this Lease or by which this Lease may be varied

6.1.3 the Tenant either shall (being a corporation) have an application made for an administration order (whether or not at its instance) or enter into liquidation whether compulsory or voluntary (not being a voluntary liquidation for the purpose of reconstruction only) or (being an individual) become bankrupt or

6.1.4 the Tenant shall make any arrangement or composition with creditors or suffer any distress or execution to be levied on property of the Tenant or have an encumbrancer take possession or a receiver appointed in respect of the same then and in any such case it shall be lawful for the Landlord (or any person or persons duly authorised by it in that behalf) to re-enter into or upon the Premises and thereupon the Term shall absolutely cease and determine but without prejudice to the rights and remedies of the Landlord in respect of any antecedent breach by the Tenant of any of the covenants conditions or agreements contained in this Lease

6.2       BENEFIT OF INSURANCE AND ABATEMENT OF RENT

6.2.1 The benefit of all insurance effected by the Landlord under this Lease or otherwise in respect of the Premises shall belong solely to the Landlord but if the Premises or any part of them shall at any time be destroyed or damaged by any of the Insured Risks so as to be unfit for occupation or use then and in every such case (unless the Landlord's policy of insurance in relation to the Premises shall have been rendered void or voidable or the policy moneys withheld in whole or in part by reason of the act default or omission of the Tenant or any undertenant or any of their respective employees contractors licensees or invitees) the rent first reserved by this Lease or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended and cease to be payable until the Premises shall have been repaired or reinstated and made fit for occupation or use in accordance with clause 5.2

6.2.2 No account shall be taken of damage in relation to any alteration or improvement to the Premises carried out otherwise than by the Landlord unless such alteration or improvement has in fact been taken into account in effecting both the insurance of the Premises and the insurance in respect of the Loss of Rent

6.2.3 Any dispute between the Landlord and the Tenant concerning the proportion or duration of the suspension or cesser shall be determined by an arbitrator appointed in default of agreement between the Landlord and the Tenant on the application of either of them by the President of the Royal Institution of Chartered Surveyors and any such reference shall be a submission to arbitration within the Arbitration Act 1996

6.3       NOTICES

          The provisions of Section 196 Law of Property Act 1925 (as amended) shall apply to the giving and service of all notices and documents under or in connection with this Lease;

6.4       CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

          Unless expressly stated nothing in this Lease will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999

6.5       TEMPORARY CLOSURE OF SERVICES AND RIGHTS

          Upon forty-eight hours' prior written notice (except no notice shall be required in the case of emergency) the Landlord may temporarily withdraw any of the services referred to in Part 1 to the Fifth Schedule or close the rights contained in paragraphs 1 and 3 of Part 1 of the Second Schedule (provided always the Landlord uses all reasonable endeavours to maintain access to the Premises at all relevant times and will use all reasonable endeavours to ensure that such repair or maintenance work is confined to the weekends and not carried out during normal business hours Monday to Friday) to permit the carrying out of any repairs maintenance or works by it or any person authorised by it and in such circumstances the Tenant shall have no claim against the Landlord in connection with any such withdrawal the Landlord procuring that the person carrying out such works endeavouring to keep such closure or withdrawal to the minimum reasonably required but the Landlord shall use its reasonable endeavours to restore such services as soon as practicable;

6.6       LIMITATION OF LIABILITY OF LANDLORD

          Notwithstanding anything contained in this Lease the Landlord shall not be liable for

6.6.1 any interruption in the Services referred to in Part 1 of the Fifth schedule to this Lease by reason of any lack of repair or maintenance of any plant equipment or other machinery or apparatus or any damage or destruction thereof due to a cause beyond the reasonable control of the Landlord by reason of mechanical or other defect or breakdown or freezing or other inclement conditions or shortage of fuel labour or materials but the Landlord shall use its reasonable endeavours to restore such services as soon as practicable

6.6.2 any injury or loss of or damage to the goods and chattels of the Tenant or lawful occupier of the Premises by reason of any act omission or negligence of any servant or agent of the Landlord or of any other person where such person is not under the control or direction of the Landlord

6.7       ENGLISH LAW

          This deed shall be governed by and construed in all respects in accordance with English law and its parties submit themselves to its jurisdiction of the English Courts. Nothing contained in this deed shall limit the rights of any party to take proceedings against any other party in any other court of competent jurisdiction nor shall the taking of proceedings in one jurisdiction preclude its taking of proceedings in any other jurisdiction whether concurrently or not.

7.   RENT REVIEW

7.1       In this clause:

     "ASSUMPTIONS"

               means the assumptions that:

               (a) the Premises are in good and substantial repair and condition

               (b) the Landlord the Tenant and any sub-tenant have complied with all their respective covenants and obligations imposed by this Lease on each of them

               (c) all parts of the Premises are fit and ready for use for the Permitted Use

               (d) the rent at which the Premises could reasonably be expected to be let is that which would be payable after the expiry of any rent free period or after the receipt of such other rent concession or inducement (in each case for fitting out purposes) as may be negotiated in the open market between a landlord and a tenant upon a letting of the Premises

               (e) no work has been carried out on the Premises during the Term which has diminished the rental value of the Premises and

               (f) any damage to or destruction of the Premises or any means of access to them has been fully reinstated

     "CURRENT RENT"

               means the yearly rent reserved by this Lease (disregarding any suspension of rent under any other provision of this Lease) as varied from time to time pursuant to this clause

     "MATTERS TO BE DISREGARDED"

               means each of the following matters so far as they may affect rental value:

               (a) the fact that the Tenant or any sub-tenant has previously been in occupation of the Premises

               (b) any goodwill attaching to the Premises by reason of the carrying on of the business of the Tenant or any sub-tenant at the Premises and

               (c) any improvement to the Premises carried out during the Term by the Tenant or any sub-tenant other than improvements effected at the expense of the Landlord or pursuant to any obligation to the Landlord whether under the provisions of this Lease or any other deed or document

               (d)  the provisions of clause 4.6

               (e)  the Tenant's obligation to reinstate

     "NEW RENT"

               as at any Review Date means the higher of:

               (a)  the Current Rent immediately before that Review Date and

               (b)  the Rental Value as at that Review Date

     "PRESIDENT"

               means the President for the time being of the Royal Institution of Chartered Surveyors or any other body reasonably specified by the Landlord

     "RENTAL VALUE"

               as at any Review Date means the open market rental value of the Premises as described in the First Schedule at that Date:

               (a)  as agreed by the Landlord and the Tenant or

               (b) as determined by a Valuer pursuant to the provisions of this clause

     "VALUER"

               means a chartered surveyor who has at least five years' experience of practice in property of the nature and type of the Premises and who is acquainted with the market in the area in which the Premises are located

7.2       The New Rent shall be payable from and including each Review Date

7.3 If the Landlord and the Tenant do not agree upon the amount of the Rental Value by a date being three months before the relevant Review Date either the Landlord or the Tenant may require the Rental Value to be determined by a Valuer

7.4 Both the Landlord and the Tenant may require the Rental Value to be determined by a Valuer even if no attempt has been made to agree the Rental Value

7.5 Where the Rental Value is to be determined by a Valuer and the Landlord and the Tenant do not agree as to his appointment within seven days of either of them putting forward a nomination to the other such Valuer shall be appointed at the request of either party by the President

7.6.1 The Valuer shall act as an expert and not as an arbitrator and his decision (including any decision as to the costs of such determination) shall be final and binding on the parties. The costs of appointment and fees of the Valuer shall be paid in such proportion as the Valuer directs or if no direction is made then equally by the Landlord and the Tenant

7.6.2 The Valuer shall upon appointment either by the parties or the President be required upon his determination to provide a reasoned award to the Landlord and the Tenant

7.7 Notwithstanding that the Valuer shall act as an expert the Landlord and the Tenant shall each be entitled to make representations and counter-representations to such Valuer a copy of which shall be supplied by the Valuer to the other of them and in making an award as to costs the Valuer shall have regard to the representations and counter-representations made to him

7.8 The Valuer shall determine the Rental Value as the yearly open market rack rental value at which the Premises might reasonably be expected to be let with vacant possession in the open market by a willing lessor to a willing lessee for a term of years equal in length to the balance unexpired of the Term as at the relevant Review Date and on the terms and conditions of a lease which are otherwise the same as this Lease except as to the actual amount of the Current Rent and the date on which the term commences and making the Assumptions but taking no account of the Matters to be Disregarded

7.9 If by the relevant Review Date the New Rent has not been ascertained (whether or not negotiations have commenced) the Tenant shall continue to pay the Current Rent on each day appointed by this Lease for payment of Rent until the New Rent has been ascertained and upon such ascertainment of the New Rent the Tenant will pay to the Landlord as arrears of rent an amount equal to the difference between the New Rent and the Current Rent actually paid for the period since the relevant Review Date together with interest on the difference at four per centum below the Prescribed Rate

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7.10      In no event shall the yearly rent payable by the Tenant to the
          Landlord after the relevant Review Date be less than the yearly rent payable by the Tenant to the Landlord immediately before such relevant Review Date

7.11 A memorandum in the form set out in the Fourth Schedule of any increased rent determined pursuant to this clause 7 shall as soon as may be after such determination be prepared in duplicate and signed by or on behalf of the Landlord and Tenant and attached to this Lease with each party bearing their own costs

8.   SURETY

     In consideration of this demise being made at the Surety's request the Surety covenants with the Landlord in the terms set out in the Third Schedule


IN WITNESS of which this Lease has been executed and is delivered as a deed on the date appearing as the date of this Lease


                                 FIRST SCHEDULE

                    Description of the Building and Fixtures

The schedule annexed to this Lease headed "The First Schedule"

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                                 SECOND SCHEDULE

                               Part 1 - The Rights

1. The right in common with the Landlord and all other persons now or at any time after the date of this Lease similarly entitled to pass at all times and for all purposes connected with the proper use of the Premises in accordance with this Lease:

1.1 with or without vehicles over the land shown hatched brown on the Plan and

1.2       on foot only over the land shown hatched purple on the Plan

2. The free and uninterrupted passage and running of water soil gas electricity and telephone or any other service or supply through the Conducting Media now or which hereafter serve the Premises and which run through under or over the Estate or the neighbouring land of the Landlord

3. The right of support and protection for the benefit of the Premises as is now enjoyed from all other parts of the Estate

4. The right in common with the Landlord and all other persons to use (subject to available capacity) the cycle parking areas on the ground floor of the Car Deck marked "cycles" on the Plan for the purposes of parking pedal cycles

                    Part 2 - The Exceptions and Reservations

1. To the Landlord and all others authorised by it the free and uninterrupted passage and running of water soil gas electricity and telephone or any other service or supply from the other buildings and land of the Landlord and its tenants adjoining or near the Premises and from the land and premises of others so authorised as aforesaid through the Conducting Media which are now or may hereafter be in through under or over the Premises

2. To the Landlord and all others authorised by it the right at all times to enter the Premises with all necessary equipment for the purposes of:

2.1       carrying out repairs maintenance or works in relation to the Parking
          Area

8.1 laying constructing installing replacing repairing maintaining or altering any Conducting Media now or hereafter in through under or over the Premises or any adjoining property or making connections to any such Conducting Media

2.3 carrying out inspections of or tests to any such Conducting Media and doing such other things in relation to any Conducting Media which directly or indirectly serve or are connected to other premises or the Landlord considers proper to ensure such Conducting Media are in good working order and condition

2.4 exercising any of the rights of the Landlord contained in this Lease the Landlord making good any damage caused by the exercise of this right and in accordance with clause 4.9 of this Lease

3. To the Landlord full right and liberty at any time hereafter or from time to time to execute works and erections upon or to alter or rebuild any of the buildings erected on any neighbouring property of the Landlord and to use such property and each part of it in such manner as the Landlord may think fit notwithstanding that the access of light and air to the Premises may thereby be interfered with

4. To the Landlord and all others the tenants and other occupiers of other parts of the Estate the right of support and protection from the Premises


                                 THIRD SCHEDULE

                            Obligations of the Surety

1. If at any time during the Term the Tenant shall not pay any of the rents or other sums payable under this Lease or perform and observe any of the covenants conditions or other terms of the Lease the Surety shall pay such rents or other sums or observe or perform such covenants conditions or other terms

2. By way of separate and additional liability and notwithstanding that the guarantee in paragraph 1 may be unenforceable or invalid for any reason the Surety indemnifies the Landlord against all reasonable and proper losses damages costs and expenses suffered or incurred by the Landlord arising out of or in connection with any failure by the Tenant to pay any of the rents and sums or to perform and observe any of the covenants conditions or other terms referred to in paragraph 1

3.   If:

3.1 the Tenant shall be wound up or (being an individual) become bankrupt and its liquidator or trustee in bankruptcy shall disclaim this Lease or

3.2       the Tenant shall cease to exist or shall die or

3.3       this Lease shall be forfeited

     (the date on which such event occurs being called the "Relevant Date") the Landlord may within three months after the Relevant Date by notice in writing require the Surety to accept a lease of the Premises for a term commencing on the Relevant Date and continuing for the residue then remaining of the Term at the same rents and with the same covenants and conditions as are reserved by and are contained in this Lease and in such case the Surety shall take such lease accordingly and execute a counterpart of it and pay all costs and duties in relation to it

4.      The Surety undertakes with the Landlord that;

4.1 its obligations to the Landlord are primary obligations and it is jointly and severally liable with the Tenant (both before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfilment of all the Tenant's covenants and obligations

4.2 the Surety shall not claim in any liquidation bankruptcy administration receivership composition or arrangement of the Tenant in competition with the Landlord and that the Surety shall remit to the Landlord the proceeds of all judgements and all distributions which the Surety may receive from any liquidator trustee in bankruptcy administrator administrative receiver or supervisor of the Tenant and shall hold for the benefit of the Landlord all security and rights the Surety may have over assets of the Tenant while any liabilities of the Tenant or the Surety to the Landlord remain outstanding and

4.3 if the Landlord shall not require the Surety to take a new lease of the Premises the Surety shall nevertheless upon demand pay to the Landlord a sum equal to the rent first reserved under this Lease and all other sums that would have been payable under this Lease in respect of the period from and including the Relevant Date until the expiry of twelve months after such date or until the Landlord shall have granted a lease of the Premises to a third party (whichever shall first occur) in addition and without prejudice to the Surety's other obligations to the Landlord

5. The Surety waives any right to require the Landlord to proceed against the Tenant or to pursue any other remedy of any kind which may be available to the Landlord before proceeding against the Surety

6.   The liabilities of the Surety under this Schedule shall not be affected by:


6.1 the granting of time or any other indulgence or concession to the Tenant or any compromise or compounding of the Landlord's rights

6.2 the Tenant being in liquidation or (as the case may be) declared bankrupt

6.3       any variation in the terms and conditions of this Lease

6.4 any delay in exercising or failure to exercise or other exercise (including re-entry under clause 6.1) of any of the Landlord's rights against the Tenant

6.5 any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant following a breach by the Tenant of its obligations under this Lease

6.6 any legal limitation or any immunity disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant (including the acceptance by the Tenant of this Lease) may be outside or in excess of the powers of the Tenant or

6.7 any other thing (including the expiration or sooner determination of the Term or any such disclaimer or the death of the Surety (or any of the persons comprising the Surety) or (in relation to one or more of such persons) the discharge of the other person or persons) whereby (but for this provision) the Surety or any of them would be exonerated either wholly or in part from any of the Surety obligations hereunder


                                 FOURTH SCHEDULE

                             Rent Review Memorandum

                                   [Premises]

                        Lease dated [          ] between

                          [                          ]

Pursuant to the above Lease [            ] as Landlord and [     ] as Tenant
record that the yearly rent has been increased to the sum of L[         ] with
effect from [relevant Review Date]

Dated:  [                  ]


Signed
        --------------------------------
           Landlord/Tenant


                                 FIFTH SCHEDULE

                   Part 1 - Service Charge for the Development
                              Heads of Expenditure


All reasonable and proper costs and liabilities which the Landlord (which in this Schedule shall where the context admits include any other company which is a member of the same group of companies as the Landlord) incurs or becomes liable to pay or discharge in connection with the Development in respect of:

1. The repair decoration maintenance renewal rebuilding cleaning upkeep of the Common Parts and roadways and footpaths respectively shown hatched brown and hatched purple on the Plan but excluding the roadway known as Aberdeen Avenue being situate external to the Development

2. The lighting of the Common Parts or other parts of the Development as determined from time to time by the Landlord

3. Repairing maintaining and renewing any Conducting Media in or for any part of the Estate to the extent that they are not the responsibility of any tenant of the Landlord on the Estate or of a statutory undertaker or do not exclusively serve premises occupied by a tenant

4. The payment of rates taxes charges duties assessments impositions and outgoings of any kind whether parliamentary parochial local or of any other description now or hereafter imposed or charged upon or payable in respect of the Common Parts or the Estate

5. Compliance with all statutes bye-laws regulations and the requirements of all competent authorities and of the insurers in relation to the Development in force from time to time insofar as the same are not the responsibility of the Tenant under this Lease or any other tenant by reason of the demise to it of any other part of the Development

6. The inspection of the Development by the Landlord's Surveyor as may be reasonably necessary

7. The periodical carrying out of works or provision of services of any kind which the Landlord may reasonably deem desirable or necessary in accordance with good estate management for the purpose of maintaining the Development and of the provision of any services not specifically set out in this Part reasonably provided by the Landlord from time to time for the better enjoyment or use of the Development by the Tenant and any other tenant of any other part of the Development PROVIDED ALWAYS that the Landlord may at any time add to any expenditure any reasonable depreciation or other allowance or provision for future anticipated expenditure in connection with the services set out in this Schedule

8. Any removal of refuse from time to time from the Development (not the responsibility of the Tenant) and pest control provided always the Tenant shall be responsible for all refuse in respect of the Premises

9. Employing such reasonable numbers of staff and contractors whether directly or otherwise in connection with the performance of the Landlord's obligations under this Lease and the provision of services to the Development and all other proper incidental expenditure in relation to such employment including (but without limitation) the making of statutory and other reasonable insurance health pension and welfare payments contributions and premiums and other reasonable payments that the Landlord may at its reasonable discretion deem desirable or necessary and the reasonable costs of provision of uniforms working clothes tools appliances cleaning and other materials and equipment for the proper performance of their duties

10. The reasonable and proper fees charges and expenses and commissions payable to any solicitor accountant valuer architect surveyor engineer and managing agent who the Landlord may from time to time employ in connection with the management repair and maintenance of the Development and the provision of services including (but not by way of limitation) and the preparation of service charge accounts in relation to the services listed in this Part PROVIDED THAT where the Landlord undertakes any function which could or would normally be undertaken by a managing agent the Landlord shall be entitled to a reasonable fee which shall not exceed 12% of the Service Charge in any Service Charge Period

11. Providing and maintaining fire fighting equipment as the Landlord may from time to time consider reasonably appropriate

12. The provision of security and security devices as the Landlord may from time to time consider reasonably appropriate

13. The provision of upkeep of and tending and stocking of any of the Landscaped Areas

14. The provision at the discretion of the Landlord of a fund or funds to cover future costs in carrying out repairs renewals decorations replacements and all other work to the Development and also in respect of all plant equipment fixtures and fittings and the like

15.       The provision and replacement of signage within the Common Parts

16. The rates gas electricity water drainage telephone charges the cost of fuel and all other incidental expenses of the provision of the services to the Development

17. All insurances of whatsoever nature relating to the Common Parts and all plant and equipment therein or thereon

18.       Any Value Added Tax payable on any of the costs referred to in this
          Schedule in accordance with clause 4.26 of this Lease

19. Carrying out works or services of any kind whatsoever for the purposes of maintaining or improving the services in or for the Premises and/or the Development and/or the Common Parts


 Part 2 - Calculation of the Service Charge and the costs of services provided to the Development

1.1 The Landlord shall as soon as practicable after the end of each Service Charge Period:

          (1) prepare an account or accounts giving particulars of the Service Charge and the costs of services provided to the Building for that Period and showing the Tenant's Proportion of the Service Charge and of the Tenant's part the costs of services provided to the Building; and

          (2)  supply to the Tenant a copy of such account or accounts

1.2 Upon such account or accounts being certified by the Landlord's Surveyor acting in good faith it shall be conclusive evidence for the purposes of this Lease of all matters of cost referred to in it save in the case of manifest error.

2.1 Advance payments on account of the Tenant's Proportion of the Service Charge or the Tenant's part of the costs of services provided to the Development in respect of a Service Charge Period shall be paid to the Landlord by the Tenant according to the reasonable estimate made by the Landlord's Surveyor acting as expert of the amount of the Service Charge or the amount of the costs of services to be provided to the Development for that Service Charge Period.

2.2       Written notice of such estimate shall be promptly given to the Tenant.

2.3 Such payments shall be made by equal instalments on each of the quarter days occurring during the relevant Service Charge Period or (if the estimate is notified to the Tenant after such a quarter day) on such of them as occur after such notification.

2.4       The first advance payment shall be:

          (1) in respect of the period from the Commencement Date until the next quarter day after the date of this Lease;

          (2)  paid by the Tenant on the date of this Lease; and

          (3) calculated according to an estimate of the Service Charge or the amount of the costs of services to the Development made in accordance with paragraph 2.1 of this Part and notified in writing to the Tenant.

3. If the Tenant's Proportion of the Service Charge or the Tenant's part of the costs of services to the Development for a Service Charge Period;

          (1) exceeds any amounts paid by the Tenant to the Landlord as advance payments on account thereof the amount of the excess (or the whole proportion if no advance payments have been made) shall (notwithstanding the expiration or sooner determination of the Term) be paid by the Tenant to the Landlord within twenty-one days of the supply to the Tenant of the account or accounts pursuant to paragraph 1 of this Part; or

          (2) is less than such amounts so paid the amount of the difference shall be credited to the Tenant against the next payments of rents due.

4. In respect of each of the Service Charge Periods in which occur the Commencement Date and the date of the expiration or sooner determination of the Term the Tenant shall only be obliged to pay the Tenant's Proportion of the Service Charge and the Tenant's part of the costs of services to the Development in respect of that part of the Service Charge and the costs of services to the Development for that Period as bears to the whole of that Service Charge or of the costs of services to the Development (as appropriate) the same proportion that the number of days of the Term occurring in the relevant Period bears to 365

                                 SIXTH SCHEDULE

Cubist Pharmaceuticals UK Limited
545 Ipswich Road
Slough
Berkshire
SL1 4EQ

                                                        2002

Dear Sirs

BUILDING 595 (POSTAL [   ]) BATH ROAD TRADING ESTATE SLOUGH

With regard to Clause 4.13.5 of the Lease of even date herewith, it is confirmed that the aim of the Audit is to ensure that the occupier has complied with statutory regulations in order that the potential for:-

1.   Environmental damage to the building, land and ground water is eliminated.

2.   Environmental liability is avoided.

3.   Nuisance to any adjoining occupier is minimised.

The Audit will comprise a site walk over inspection, an audit of sample documentation with discussions with on site personnel, but it will not include any testing or intrusive investigations.

The aspects to be covered by the Audit include the delivery storage and disposal of any potentially contaminative materials and compliance with statute and licensing regulations/consents.

The report to be provided shall summarise the survey findings and specifically identify any concerns and the measures required to rectify them in order of importance and priority. Any measures identified shall be carried out pursuant to clause 4.13.8 of the Lease

Please confirm acceptance of the provisions of this side letter, by signing and returning the duplicate copy herewith.

Yours faithfully


Director
For and on behalf of
Slough Trading Estate Limited

                              DRAFT FIRST SCHEDULE

                                BUILDING NO. 595      ALL SUBJECT TO MEASUREMENT
                                    BATH ROAD         AND AMENDMENT UPON
                                 TRADING ESTATE       COMPLETION OF WORKS
                                     SLOUGH

A three storey office building with roof top plant room measuring overall approximately m ( ' ") x m ( ' ") with approximate floor to floor heights of
4.25 m (13' 11") and providing net internal floor areas of:

     GROUND FLOOR OFFICES             m (POWER OF 2)   (SQ. FT.)
     FIRST FLOOR OFFICES              m (POWER OF 2)   (SQ. FT.)
     SECOND FLOOR OFFICES             m (POWER OF 2)   (SQ. FT.)
     -----------------------------------------------------------------
     TOTAL                            m (POWER OF 2)   (SQ. FT.)

FRAME

Structural steel framework or in situ reinforced concrete with all steel columns and beams fire protected with intumescent paint where supporting floors. Painted finish where exposed.

All to structural engineer's design and specification

ROOF

Comprising twin skin insulated metal decking of embossed aluminium, raised seam external sheet on metal spacers on dense acoustic board on coated galvanised steel profiled inner sheets. Mineral wool insulation between sheets and inner sheets with all joints sealed. All on galvanised steel purlins.

Canopy with underlining of feature profiled colour coated metal sheeting.

Roof drained via uPVC or galvanised steel rainwater pipes with rodding access.

Safety access systems are provided to all roof areas.

EXTERNAL WALLS

General: South elevation consists of curtain walling framing containing glazed vision areas, and mill finish aluminium faced insulated spandrel panels covered with aluminium rainscreen feature panels with a natural anodised finish. North, east and west elevations consist of glazed vision areas and reconstituted stone cladding panels.

Schuco or similar curtain walling/windows consisting of aluminium framing which is self draining, thermally broken and pressure equalised. All exposed aluminium has a natural anodised finish. Sealed unit double glazing to vision areas consist of clear glass outer pane, cavity and clear glass inner panel. Glazing incorporates ceramic fritting modesty areas and is toughened as required. The curtain walling to the main entrance area is double glazed with low 'E' clear glass in an aluminium framing system and steel sub-frame.

Reconstituted stone cladding of modular reinforced concrete construction with an exposed aggregate surface, integral insulation and stainless steel fixings. Painted steel support column to canopy.

Plant room screening consists of a louvre cladding system on steel posts with blockwork backup walls where required.

The main entrance door to front is a proprietary single glazed revolving door housed in a glazed drum and canopy with security locking. Matching glazed in letter plate adjacent. Secondary escape door to front and 1 1/2 leaf escape door from rear consist of sealed unit double glazing in matching aluminium framework. Internal statutory signage and panic release furniture/security locking.

ATRIUM

The curtain walling to the main entrance area reception atrium space internally and externally consists of Schuco (or similar) structural glazing system double glazed with clear glass. All toughened glass heat soaked and with low 'E' clear coating.

EXTERNAL AREAS

Access roads and car parks generally in bituminous macadam with suitable sub-base to lorry access areas. x no. car park spaces and access road to the front (south) of the building finished in concrete block paving. x no. car spaces and access to north. Car park spaces to rear marked with white thermoplastic lining and with contrasting colour pavers to the front.

An insitu concrete frame deck car park is provided to the rear with stone mastic asphalt surfacing and reconstituted stone cladding, silver kassette panel cladding or good quality insitu concrete finish with galvanised steel or Armco barrier protection within. Lighting column mounted luminaires to top level providing average 20 lux and vapour proof fluorescent batten fittings to lower level providing average 50 lux.

Pedestrian access by 2 no. galvanised steel spiral stairs. Vehicle access to the upper level by a reinforced concrete ramp at approximately 1 in 7 slope with mastic asphalt surface. Clear height to underside of deck car park approximately 2300mm. Common cycle parking located under the deck parking complete with galvanised steel bike hoops for approximately 60 cycles (total).

The access road to the Bath Road frontage will be finished in block paving. Access road to the rear car park area will be finished in bituminous macadam capable of accepting refuse lorry loading.

The paths around the building will be paved with Marshalls mistral block paving (or similar). Feature stone or similar paving will be laid around front courtyard landscaped piazza.

Foul drainage is taken to the existing foul sewer system. Surface water drainage is taken to existing surface water system and or soakaways with petrol interceptors to car park areas as required.

1.5m high coated galvanised steel centinal fencing to boundaries. Automatic barriers with access control to car park.

Hard and soft landscaping of shrub, tree and lawn planting, paved and gravel areas provided around the site.

Free standing signage to front provided for tenant's use.

1 no. enclosed bin store to west, clad and roofed with plastic coated profiled steel with matching double door access.

Electricity sub-station and switch gear room to west of block construction clad to match main building with steel deck roof. Concrete floor. Designated area and duct provision for possible tenant's generator or compactor.

INTERNAL

FLOORS

Ground floor reinforced concrete slab to the office areas designed to carry a uniformly distributed load of 15KN/m (POWER OF 2). Float finish with applied dust sealant.

Upper floors designed to carry 3KN/m (POWER OF 2) plus 1KN/m (POWER OF 2) allowance for partitions. Concrete beam floors with grouted joints and applied dust sealant.

Roof plant areas of concrete floor designed for 7.5KN/m (POWER OF 2).

Office areas complete with PSA medium grade 600 x 600 steel encapsulated raised access floor finished with commercial quality carpet tiles. Raised floor zone approximately 250mm over all.

Toilet areas with ceramic tile finish and matching skirtings.

Cleaners cupboards floors finished with safety sheet vinyl flooring.

Reception area floor finished with reconstituted marble tiling with honed finish dirt barrier matting (recessed) to entrance doors.

STAIRS

The main atrium feature staircase is enamel paint coated steelwork with steel treads. Balustrading is coated steel balusters with polished stainless steel mid rails. Alternatively toughened glass panels and polished tubular stainless steel handrail.

The secondary staircases are of precast concrete construction

CEILINGS

The reception/atrium area has a plasterboard finish including bulkheads with emulsion paint finish.

Office and core areas provided with proprietary suspended ceiling system with 600 x 600mm white Rockfon Plano fibre glass or similar tegular tiles in an exposed polyester powder coated micro-look Tee grid.

INTERNAL WALLS

Internal partition walls to office, staircases, toilets and plant duct areas of concrete block/studwork, drylined and emulsion painted. Full height ceramic tiling to toilets, tiled splashbacks to cleaner cupboard sinks. Matt gloss paint/intumescent paint to steel columns.

Internal doors comprise maple veneered lacquer finish solid core flush faced doors, fire resisting where required and complete with vision panels to circulation areas. Ironmongery is stainless steel with matching door closers. Statutory and gender signage to doors as necessary. Door frames, architraving and skirtings of solid maple.

Feature wall to ground floor reception desk back drop area is finished with acid etched or ceramic coated frameless glass walling with silicone joints.

Riser cupboard doors and frames are matt gloss painted softwood flush with dry lined walls. Door sets are fire resisting as necessary and with appropriate ironmongery.

Internal aluminium framed full height clear glazed doors and screens with stainless steel ironmongery.

WC partitions, doors and duct walling comprising proprietary plastic laminated panel system, complete with indicator bolts, coat hook buffer and fittings as necessary.

ACCOMMODATION

Toilet cores are identical layout on each floor and each consisting of:-

Disabled Person W.C.  -  1 no. Low level disabled person w.c.
                      -  1 no. Low level wall mounted wash hand basin.
                      -  1 no. Mirror.
                      -  1 no. Full set of stainless steel grab rails.

Shower Room           -  1 no. Shower tray in glazed cubicle with hardwood
                               slatted seat.

Cleaner's cupboard    -  1 no. cleaner's sink.

Male Toilet           -  2 no. Low level w.c. suites with concealed cisterns in
                               cubicles.
                      -  2 no. Wash hand basins inset in vanity tops.
                      -  1 no. Full width mirror behind vanity top.
                      -  2 no. Wall mounted bowl urinals with automatic flushing cistern at high level.

Female Toilet         -  2 no. Low level w.c. suites with concealed cisterns in
                               cubicles.
                      -  2 no. Wash hand basins inset in vanity tops.
                      -  1 no. full width mirror behind vanity top.

All sanitaryware is in white glazed vitreous china of commercial standard complete with hot and cold water services and connection to soil drainage as appropriate. Plastic seats and toilet roll holder to each w.c.

Vanity units are post formed laminate faced with inset wash hand basins complete with chrome mixer taps and fittings and full width mirrors behind.

LIFT INSTALLATION

2 no. 10 person 800 Kg Kone Monospace and 1 no. 13 person 1000Kg Kone Monospace lifts or equal are provided.

LIGHTNING PROTECTION

A lightning protection system is provided comprising horizontal tapes, down conductors via steel frame and earth terminations in concrete or PVC chambers. All roof mounted plant and fixed metallic abutments are bonded to the system.

FIRE ALARM INSTALLATION

A comprehensive, fully addressable, manual and automatic fire alarm system is provided in accordance with BS5839 Part 1. Cat. L1 upgradeable to Cat. L2 for open plan office layout and including break glass points, automatic detectors and sounders and analogue alarm panel located at the main entrance. All designed so that the tenant can extend the system to suit his own partition layout.

ELECTRICAL INSTALLATION

A 500KVA L.V. electricity supply is provided.

Main control and protection by:-

Main low voltage distribution switchboard consisting of a cubicle panel conforming to Form 4 type 2 and complying with BS:5486 Part 1 with rear access. This is housed in the external electrical switchroom. Space provision within the switchroom is made for tenant's installation of suitable switchgear for a standby generator if required.

XPLE/SWA/LSF cables emanate from the main LV switchboard via underground cable ducts to serve the building's electrical power requirements. Space provision for installation of additional cables for generator support and for check metering per floor plate is provided.

A rising electrical service provides vertical LV distribution to tenant's and landlord's plant. Duct provision for an additional generator-support.

OFFICE AREA DISTRIBUTION

A distribution board is provided to each floor plate with spare ways for future small power fit-out by the tenant. The distribution board also feeds a lighting busbar in the ceiling void, from which lighting control boxes and fan-coil units are fed. Spare ways over and above those allowed for small power fit-out (typically 25% minimum) are provided within each distribution board and the main switch board.

Lighting is provided throughout as follows:-

Atrium feature lighting comprising of metal halide downlighters.

Offices with 600 x 600mm recessed fluorescent luminaires withLG3 Category 2 vee bladed reflectors providing 350-400 lux at desk top level. Controlled by multi-gang switch plates.

Cleaner's Cupboard with surface mounted fluorescent luminaire, toilets with circular recessed fluorescent downlighters with PIR control, stairs with combination of circular, recessed fluorescent downlighters and surface mounted wall lights, all providing 200 lux at floor level.

Plant rooms with surface mounted bulkhead or fluorescent tube luminaires providing 100 lux at floor level.

Fluorescent surface mounted sealed bulkhead luminaires provided to lift shaft and ducts as necessary for servicing access illumination.

External quality general illumination and security flood lighting provided by column mounted luminaires with photocell and time clock control. 10 lux average at ground level, minimum 5 lux.

Soffit lighting to roof overhanging main entrance.

The courtyard landscape area has feature lighting.

Bin Store with external quality fluorescent tube luminaries with sealed diffusers. Common cycle area with external quality fluorescent tube luminaires with sealed diffusers. Sub-station, switchroom and meter cupboards with external quality fluorescent sealed bulkhead luminaires.

Emergency lighting is provided for means of escape to BS5266 by way of self contained maintained units to Building Regulations and Fire Officer requirements.

Small power consisting of twin flush switched socket outlets on core walls for general cleaning purposes only. Flush switched fused spur units for water heaters and tenant's hand dryers. Shaver socket to male toilets.

HEATING, COOLING AND VENTILATION

GENERAL OFFICE AREAS

The heating and cooling to the general office areas is provided by chassis type ceiling void mounted fan coil units. The fan coil units supply heated/cooled air into the office space via a ducted system through ceiling mounted 600 x 600mm diffusers.

Low temperature hot water is supplied to the fan coil units from gas-fires boilers and a dual head low temperature hot water pump.

Chilled water is supplied to fan coil units from packaged air cooled liquid chiller(s) located on the roof.

FRESH AIR

Tempered fresh air is provided to the office areas by an air handling unit located in the roof plant room. The tempered air is ducted to terminate adjacent to each fan coil unit air intake via uninsulated ductwork.

Vitiated air passes from high level in the office through the ceiling void and extract ductwork to the roof plant room where it is extracted to atmosphere.

Constant temperature low temperature hot water is circulated to the air handling units from the boilers via a pump set.

RECEPTION/ATRIUM

An air handling unit at roof level supplies heated/cooled air via insulated ductwork to linear diffusers at first floor level to ventilate the reception space. Extract air is drawn from the reception ceiling void back to the AHU.

Trench heaters underneath the reception facade glazing provide heating to counteract draughts.

CENTRAL CHILLER PLANT

The central chiller plant comprises of packaged air-cooled chiller located on the roof. A twin head pump distributes the chilled water through the chiller. The chiller uses HFC refrigerants.

The pump circulates chilled water to the local fan coil units via insulated and vapour-sealed metal pipework. Pipework is installed in prefabricated modules.

CENTRAL BOILER PLANT

The central boiler plant comprises two cast iron gas fired boilers.

A twin head duty/standby pump set circulates low temperature hot water from the boilers to air handling plant and fan coil units via insulated metal pipework.

The boilers and pumps are located in a rooftop packaged plantroom.

HUMIDITY CONTROL

Space is designated within the fresh air supply air handling unit for humidification lances to be installed by the tenant is required.

TOILETS

Toilets and showers - Each provided with dedicated twin fan extract ventilation system. Supply air taken from the office space via ceiling mounted transfer ducts or door grills.

AUTOMATIC CONTROLS

A BMS system monitors and controls the Mechanical Engineering Systems.

The system comprises a number of outstations and intelligent FCU controllers, which will be connected via a LAN to a central outstation with LCD display located in the main plantroom.

The BMS has the capability to provide the following:-

Control and fault monitoring functions provided to all central plant items. Fan coil units are provided with stand alone direct digital controls. Mechanical services control panels to Form 2 construction with separate sections for power and control.

Dedicated control of each item of plant, timed on/off switching and optimum start control. PID valve control, high/low level alarms, trip alarms and status conditions. A fireman's switch panel is provided for remote operation of mechanical plant.

WATER MAINS

Incoming water main to the meter position with copper pipework connections to water heater/boiler, sanitaryware and any mechanical services plant. Pipework insulated as necessary and gloss painted where exposed.

Hot water is provided by a central gas fired unit located in the main plant room.

GAS MAINS

Incoming gas main to the meter position, steel and copper pipework connection to all gas appliances, pipework gloss painted where exposed.

TELECOMMUNICATIONS

6 no. uPVC ducts are provided entering the building at side to riser ducts for tenant's data and telecommunication lines.

SECURITY

Wireways with draw wires are provided to all external doors for installation of tenant's electronic locking/door release.

Ducting is provided for installation of tenant's CCTV.

THE COMMON SEAL of                           )
SLOUGH TRADING ESTATE LIMITED                )
was affixed to this deed in the presence of: )


                                             Director


                                             Director/Secretary

EXECUTED as a DEED by CUBIST                 )
PHARMACEUTICALS (UK) LIMITED                 )
acting by:                                   )

                                             Director


                                             Director/Secretary


EXECUTED as a DEED by                        )
CUBIST PHARMACEUTICALS INC.                  )
acting by:                                   )

                                             Director


                                             Director/Secretary